Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Travel + Leisure Co.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF 2021 ANNUAL MEETING
OF SHAREHOLDERS AND
PROXY STATEMENT

Travel + Leisure Co.
6277 Sea Harbor Drive
Orlando, FL 32821
April 1, 2021

Dear Fellow Shareholders:

As we look back upon an extremely challenging year, we thank you for the trust you have placed in the Board of Directors to act as stewards of your company – now proudly named Travel + Leisure Co. With this bold step in our strategic plan to grow beyond our core vacation ownership business into the broader leisure travel sector, we see a bright future as we continue to focus on our mission to put the world on vacation.

The last year brought unprecedented challenges for the travel industry and pushed our company into uncharted territory; given those trials, we are proud of our overall financial and operational performance. The combination of our recurring earnings streams, the resilience of our business, and our diverse geographic footprint all helped performance in 2020.

It took strong leadership, a dedicated team and our loyal owners and guests to see us through 2020. Many difficult decisions were required and the effects were challenging, especially for those associates who were impacted by furloughs and eliminated positions. While we did not take these decisions lightly, we believe that our quick and decisive actions early during the pandemic allowed us to protect the company and position us well for recovery. We acknowledge and greatly appreciate the hard work and sacrifices of our associates, all of whom helped position the company for success as the economy and leisure travel rebounds.

While keenly focused on the safety and well-being of our associates, guests, and customers and on preserving the business, we also believed that the slowdown in travel was an opportunity to invest in innovation and reinvention to prepare the business to accelerate into the broader leisure travel industry when the recovery began.

We made a number of operational enhancements in our vacation ownership business, including improvements for our on-site guest experience by reimagining our check-in process, launching a redesigned Club Wyndham website, and implementing within marketing and sales, both virtual sales and virtual closings, which have been well received and will be expanding this year. We also increased the financial quality of new owner tour participants to drive better performance in our timeshare receivables portfolio, while simultaneously paring back underperforming marketing locations.

During the year, we also introduced Panorama, a new business line to manage the company’s exchange, membership, and travel technology brands. The creation of Panorama helps to reposition these brands, including RCI, into a more holistic travel company squarely focused on profitable top-line growth by diversifying and expanding outside the traditional exchange business, leveraging our strategic acquisition of Alliance Reservations Network (ARN) in 2019. One these businesses, Panorama Travel Solutions, is launching custom membership travel clubs for affinity groups and employers that will be powered by the ARN technology platform.

Our creativity and operational excellence are driven by our diverse base of talented associates around the world. When the heightened global awareness of the equality shortcomings of our society and the need for meaningful change came into focus last summer, we set an intention to Listen, Learn, and then Act — and our efforts essentially began immediately. While there will always be work we can do to enhance our culture of inclusion and diversity, we are making progress in many areas, including in our policies and in training, hiring, and talent development. Our Board and Senior Leadership Team remain committed to our growth in this area and to our shared belief in racial, ethnic and gender equality, social justice, inclusion, and in fostering an environment in which each associate feels appreciated, respected and valued as a contributor at every level within our organization.

As we continue to make progress in our social responsibility efforts, we’re proud that we have been recognized by many of the most important benchmarking organizations. Most recently, Newsweek magazine included us on the list of America’s Most Responsible Companies, Forbes recognized us for the first time as one of the World’s Best Employers, and the Human Rights

Campaign Foundation gave us a perfect score on their annual list of Best Places to Work for LGBTQ Equality for the third consecutive year.

As we look back on 2020, we have much to be proud of -- thanks to the hard work of our associates around the world. In the midst of the pandemic, we made significant progress on our efforts to begin the transformation of our company beyond timeshare, while staying laser focused on delivering strong results in our existing business lines. Looking ahead, we know that the return to leisure travel is gaining momentum this year, and we are well prepared to help put the world on vacation when it’s ready to go.

We appreciate the opportunity to share our perspective on our 2020 accomplishments and encourage you to read the proxy statement carefully for more information. You are cordially invited to attend the virtual 2021 Annual Meeting of Shareholders to be held on Thursday, May 13, 2021. The meeting will start online at 1:30 p.m. Eastern time. Your vote is very important. Whether or not you plan to attend the virtual 2021 Annual Meeting online, please cast your vote as soon as possible. We look forward to continuing our dialogue in the future and we, along with our outstanding executive team and 15,500 associates worldwide, remain committed to creating shareholder value for you.

Sincerely,

Stephen P. Holmes
Non-Executive Chairman of the Board

Michael D. Brown
President and Chief Executive Officer

TRAVEL + LEISURE CO.
NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

April 1, 2021

Date:	Thursday, May 13, 2021
Time:	1:30 p.m. Eastern time
Virtual Meeting Link:	www.virtualshareholdermeeting.com/TNL2021

Purposes of the meeting:
•to elect eight Directors for a term expiring at the 2022 annual meeting;
•to vote on a non-binding, advisory resolution to approve our executive compensation program;
•to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2021; and
•to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

The matters specified for voting above are more fully described in the attached proxy statement. Only our shareholders of record at the close of business on March 22, 2021, will be entitled to notice of and to vote at the meeting and any adjournments or postponements for which no new record date is set.

How to attend the meeting:
The meeting will begin promptly at 1:30 p.m. Eastern time at www.virtualshareholdermeeting.com/TNL2021. Shareholders of record and beneficial holders at the close of business on March 22, 2021 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2021. Shareholders will have the same opportunities to participate as they would at an in-person meeting with the opportunity to vote and submit questions during the virtual meeting using the directions on the meeting website. Shareholders will need their 16-digit control number to vote or ask questions during the meeting. The control number can be found on the Notice of Internet Availability, proxy card or voting instruction form. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.

Beneficial shareholders whose shares are registered in the name of a bank, broker or other nominee may need to obtain the information required to be able to participate in, and vote at, the meeting, including their control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance at the meeting, they should contact their broker, bank or other nominee who holds their shares.

Online access to the meeting will open 15 minutes prior to the start of the meeting to allow time for participants to login and testing of device audio systems. We encourage participants to access the meeting in advance of the designated start time. After logging in, please review the rules of conduct for the meeting posted on the website.

Support will be available 15 minutes prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty, they should call the support team at the numbers listed on the login screen.

Record Date:
March 22, 2021, is the record date for the meeting. This means that owners of Travel + Leisure common stock at the close of business on that date are entitled to:
•receive notice of the meeting; and
•vote at the meeting and any adjournment or postponement of the meeting for which no new record date is set.

Information About the Notice of Internet Availability of Proxy Materials:
Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our shareholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 1, 2021, we will begin mailing a Notice to all shareholders as of March 22, 2021, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Householding Information:
We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.

If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders may request information about householding from their banks, brokers or other holders of record.

Proxy Voting:
Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the annual meeting. You may vote by Internet, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or at the annual meeting.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be voted at the annual meeting by 11:59 p.m. Eastern time on Wednesday, May 12, 2021.

By order of the Board of Directors,
James Savina
Corporate Secretary

Potential Payments on Termination or Change-in-Control	46
2020 Pay Ratio Disclosure	47
Related Party Transactions	48
ADVISORY VOTE ON EXECUTIVE COMPENSATION	49
Executive Compensation Program	49
Recommendation for Approval	50
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51
Disclosure About Fees	51
Pre-Approval of Audit and Non-Audit Services	51
APPENDIX A: FORWARD LOOKING STATEMENTS	A-1
APPENDIX B: NON-GAAP MEASURE: RECONCILIATION OF NET INCOME/(LOSS) TO ADJUSTED NET INCOME/(LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA	B-1
APPENDIX C: NON-GAAP MEASURE - RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO ADJUSTED FREE CASH FLOW FROM CONTINUING OPERATIONS	C-1
APPENDIX D: NON-GAAP MEASURE: RECONCILIATION OF NET VOI SALES TO GROSS VOI SALES	D-1
APPENDIX E: NON-GAAP MEASURES - DEFINITIONS	E-1

TRAVEL + LEISURE CO.
PROXY STATEMENT
The enclosed proxy materials are provided to you at the request of the Board of Directors of Travel + Leisure Co. (Board) to encourage you to vote your shares at our 2021 annual meeting of shareholders. This proxy statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares. References in this proxy statement to “we,” “us,” “our,” the “Company” and “Travel + Leisure” refer to Travel + Leisure Co. and our consolidated subsidiaries.

Our Board made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2021 annual meeting. We will mail a Notice of Internet Availability of Proxy Materials (Notice) to our shareholders beginning on or about April 1, 2021, and will post our proxy materials on the website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2021 annual meeting. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting.

FREQUENTLY ASKED QUESTIONS
When and where will the annual meeting be held?
The annual meeting will be held on Thursday, May 13, 2021, at 1:30 p.m. Eastern time. Shareholders of record at the close of business on March 22, 2021 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2021. Shareholders will have the same opportunity to participate as they would at an in-person meeting, with the ability to vote and submit questions during the meeting in accordance with the rules of conduct posted on the meeting website. For further information on how to attend the meeting, please see below under “How do I attend the meeting?”

What am I being asked to vote on at the meeting?
You are being asked to vote on the following:

•the election of eight Directors for a one-year term;
•a non-binding, advisory resolution to approve our executive compensation program;
•the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2021; and
•to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to the extent permitted by law to vote on such matters according to their best judgment.

Who may vote and how many votes does a shareholder have?
All holders of record of our common stock as of the close of business on March 22, 2021 (record date) are entitled to vote at the meeting. Each shareholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 86,183,011 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.

How many votes must be present to hold the meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting, or 43,091,506 shares, must be present or represented by proxy at the meeting in order to constitute the quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the meeting.

A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for certain proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

How do I vote?
Even if you plan to attend the meeting you are encouraged to vote by proxy.

If you are a shareholder of record, also known as a registered shareholder, you may vote in one of the following ways:
•by telephone by calling the toll-free number (800) 690-6903 (have your Notice or proxy card in hand when you call);
•by Internet at http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
•if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
•at the virtual annual meeting (please see below under “How do I attend the meeting?”).

If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote at the annual meeting – please see below under “How do I attend the meeting?”

When you vote by proxy your shares will be voted according to your instructions. If you sign your proxy card or vote by Internet or by telephone but do not specify how you want your shares to be voted they will be voted as the Board recommends.

What if I am a participant in the Company's Employee Savings Plan?
For participants in the Company's Employee Savings Plan with shares of our common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this proxy statement. In accordance with the provisions of the plan the trustees will vote shares of our common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustees on how to vote the shares of our common stock credited to your account, the trustees will vote those shares in the same proportion to the shares for which instructions are received.

How does the Board recommend that I vote?
The Board recommends the following votes:
•FOR the election of each of the Director nominees.
•FOR the non-binding, advisory resolution to approve our executive compensation program.
•FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2021.

How many votes are required to approve each proposal?
In the election of Directors, the affirmative vote of a plurality of the votes present or represented by proxy and entitled to vote at the meeting is required. This means the Director nominees receiving the greatest number of votes will be elected and abstentions and broker non-votes will have no effect on the outcome of the vote. However, as further described under “Election of Directors”, under the Board’s Corporate Governance Guidelines any nominee for Director who receives a greater number of votes withheld than votes for election is required to tender his or her resignation for consideration by the Corporate Governance Committee.

For all other proposals, the affirmative vote of the holders of a majority of the shares represented at the meeting virtually or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against any of these proposals. Broker non-votes will have no effect on the outcome of these proposals.

If your shares are registered in the name of a bank, broker or other financial institution and you do not give your broker or other nominee specific voting instructions for your shares, under rules of the New York Stock Exchange, your record holder has discretion to vote your shares on the ratification of auditor proposal but does not have discretion to vote your shares on any of the other proposals. Your broker, bank or other financial institution will not be permitted to vote on your behalf on the election of Director nominees or the non-binding, advisory vote on executive compensation, unless you provide specific instructions before the date of the annual meeting by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet.

How do I attend the meeting?
The meeting will begin promptly at 1:30 p.m. Eastern time at www.virtualshareholdermeeting.com/TNL2021. Shareholders of record and beneficial holders at the close of business on March 22, 2021 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2021. Shareholders will have the same opportunities to participate as they would at an in-person meeting with the opportunity to vote and submit questions during the virtual meeting using the directions on the meeting website. Shareholders will need their 16-digit control number to vote or ask questions during the meeting. The control number can be found on the Notice of Internet Availability, proxy card or voting instruction form. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.

Beneficial shareholders whose shares are registered in the name of a bank, broker or other nominee may need to obtain the information required to be able to participate in, and vote at, the meeting, including their control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance at the meeting, they should contact their broker, bank or other nominee who holds their shares.

Online access to the meeting will open 15 minutes prior to the start of the meeting to allow time for participants to login and testing of device audio systems. We encourage participants to access the meeting in advance of the designated start time. After logging in, please review the rules of conduct for the meeting posted on the website.

Support will be available 15 minutes prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty, they should call the support team at the numbers listed on the login screen.

How do I ask questions during the meeting?
Shareholders are encouraged to submit questions during the meeting at www.virtualshareholdermeeting.com/TNL2021. You will need the 16-digit control number found on the Notice, proxy card or voting instruction form to log into the meeting and submit questions. Subject to time constraints, we will answer all relevant and appropriate shareholder questions during the meeting.

Can I change or revoke my vote?
You may change or revoke your proxy at any time before it is voted at the meeting by submitting a later dated proxy or by entering new instructions by Internet or telephone by 11:59 p.m. Eastern time on Wednesday, May 12, 2021, or by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the meeting virtually and voting.

How are proxies solicited?
We retained Georgeson to advise and assist us in soliciting proxies at a cost of $10,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, telephone or other electronic means for no additional compensation. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

How do I make a shareholder proposal for the 2022 meeting?
Shareholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2022 annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act). To be eligible for inclusion in next year’s proxy statement, shareholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on December 2, 2021.

In general, any shareholder proposal to be considered at next year’s annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our By-Laws. Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 13, 2022 and not later than February 12, 2022. However, if the date of the 2022 annual meeting is not within 30 days before or after May 13, 2022 then a shareholder will be able to submit a proposal for consideration at the annual meeting not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or such notice of the date of such annual meeting was mailed whichever occurs first. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. Any notification to bring any proposal before an annual meeting must comply with the requirements of our By-Laws as to proper form. A shareholder may obtain a copy of our By-Laws on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link, or by writing to our Corporate Secretary at Travel + Leisure Co., 6277 Sea Harbor Drive, Orlando, Florida 32821.

Shareholders may also nominate Directors for election at an annual meeting. To nominate a Director, shareholders must comply with provisions of applicable law and our By-Laws. The Corporate Governance Committee will also consider shareholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See below under “Director Nomination Process” for information regarding nomination or recommendation of a Director.

GOVERNANCE OF THE COMPANY
Strong corporate governance is an integral part of our core values. Our Board is committed to having sound corporate governance principles and practices. Please visit the Investors page of our website at https://investor.travelandleisureco.com and click on the Governance menu followed by the Governance Documents link for the Board’s Corporate Governance Guidelines and Director Independence Criteria, the Board-approved charters for the Audit, Compensation and Corporate Governance Committees and related information. These guidelines and charters may also be obtained by writing to our Corporate Secretary at Travel + Leisure Co., 6277 Sea Harbor Drive, Orlando, Florida 32821.

Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines that along with the charters of the Board Committees, Director Independence Criteria and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the New York Stock Exchange and those contained in the Securities and Exchange Commission (SEC) rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link.

Director Independence Criteria
The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria contain independence standards that exceed the independence standards specified in the listing standards of the New York Stock Exchange. The Director Independence Criteria are available on the Investors page of our website at investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link.

A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:
•Travel + Leisure does not currently employ and has not within the last three years employed the Director or any of his or her immediate family members (except in the case of immediate family members, in a non-executive officer capacity).
•The Director is not currently and has not within the last three years been employed by Travel + Leisure’s present auditors nor has any of his or her immediate family members been so employed (except in a non-professional capacity not involving Travel + Leisure business).
•Neither the Director nor any of his or her immediate family members is or has been within the last three years part of an interlocking directorate in which an executive officer of Travel + Leisure serves on the compensation or equivalent committee of another company that employs the Director or his or her immediate family member as an executive officer.
•The Director is not a current employee nor is an immediate family member a current executive officer of a company that has made payments to or received payments from Travel + Leisure for property or services in an amount in any of the last three fiscal years exceeding the greater of $750,000 or 1% of such other company’s consolidated gross revenues.
•The Director currently does not have and has not had within the past three years a personal services contract with Travel + Leisure or its executive officers.

•The Director has not received and the Director’s immediate family member has not received during any twelve-month period within the last three years more than $100,000 in direct compensation from Travel + Leisure other than Board fees.
•The Director is not currently an officer or director of a foundation, university or other non-profit organization to which Travel + Leisure within the last three years gave directly or indirectly through the provision of services more than the greater of 1% of the consolidated gross revenues of such organization during any single fiscal year or $100,000.

Guidelines for Determining Director Independence
Our Corporate Governance Guidelines and Director Independence Criteria provide for director independence standards that meet or exceed those of the New York Stock Exchange. Our Board is required under New York Stock Exchange rules to affirmatively determine that each independent Director has no material relationship with Travel + Leisure other than as a Director.

In accordance with these standards and criteria, the Board undertook its annual review of the independence of its Directors. During this review the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Board approval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our independent Directors had or has any relationship with us other than as a Director.

As a result of its review the Board affirmatively determined that the following Directors are independent of us and our management as required by the New York Stock Exchange listing standards and the Director Independence Criteria: Louise F. Brady, James E. Buckman, George Herrera, Denny Marie Post, Ronald L. Rickles and Michael H. Wargotz. All members of the Audit, Compensation and Corporate Governance Committees are independent Directors under the New York Stock Exchange listing standards, SEC rules and the Director Independence Criteria.

Committees of the Board

The following section describes the members and responsibilities of our four Board Committees and related matters.

Committee Membership
The following chart provides the current committee membership and the number of meetings that each committee held during 2020.

Director	Audit Committee	Compensation Committee	Governance Committee	Executive Committee
Louise F. Brady	M	C
Michael D. Brown				M
James E. Buckman		M		M
George Herrera	M		C
Stephen P. Holmes				C
Denny Marie Post		M	M
Ronald L. Rickles	M*		M
Michael H. Wargotz	C*	M		M
Number of Meetings in 2020	9	6	4	8
C = Chair
M = Member
*Mr. Rickles will become Chair and Mr. Wargotz will remain a member of the Audit Committee following the Annual Meeting of Shareholders.

The Board held eight meetings during 2020. Each Director attended all of the Board meetings and at least 85% of the meetings of the committees of the Board on which the Director served while in office.

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Non-Executive Chairman, Lead Director, CEO and other members of management relative to matters of interest and concern to Travel + Leisure.

Audit Committee
The Audit Committee's responsibilities include:
•Appointing our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting.
•Pre-approving all services performed by our independent registered public accounting firm.
•Providing oversight on the external reporting process and the adequacy of our internal controls.
•Reviewing the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors.
•Reviewing services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm and provides oversight on hiring policies with respect to employees or former employees of the independent auditor.
•Maintaining procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters.
•Reviewing and updating periodically our Code of Business Conduct and Ethics to promote ethical behavior by all of our associates.

All members of the Audit Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards. The Board in its business judgment determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board also determined that both Ronald L. Rickles and Michael H. Wargotz are audit committee financial experts within the meaning of applicable SEC rules.

The Audit Committee Charter is available on the Investor page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link.

Audit Committee Report
The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities for the external financial reporting process and the adequacy of Travel + Leisure’s internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board. The Charter is available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link.

The Audit Committee is comprised of four Directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the SEC. The Audit Committee appoints, compensates and oversees the services performed by Travel + Leisure’s independent registered public accounting firm. The Audit Committee approves in advance all services to be performed by Travel + Leisure’s independent registered public accounting firm in accordance with SEC rules and the Audit Committee’s established policy for pre-approval of all audit services and permissible non-audit services, subject to the de minimis exceptions for non-audit services.

Management is responsible for Travel + Leisure’s financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Travel + Leisure’s internal control over financial reporting. Deloitte & Touche LLP (Deloitte), Travel + Leisure’s independent registered public accounting firm, is responsible for expressing an opinion on Travel + Leisure’s consolidated financial statements and the effectiveness of Travel + Leisure’s internal control over financial reporting. The Audit Committee reviewed and discussed Travel + Leisure’s 2020 Annual Report on Form 10-K, including the audited consolidated financial statements of Travel + Leisure for the year ended December 31, 2020, with management and Deloitte. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

The Audit Committee also discussed with Deloitte matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable standards and rules of the PCAOB including those required by Auditing Standard No. 1301, Communications with Audit Committees, and the SEC regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.

The Audit Committee also considered whether the permissible non-audit services provided by Deloitte to Travel + Leisure are compatible with Deloitte maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte. Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Travel + Leisure’s Annual Report on Form 10-K for the year ended December 31, 2020.

AUDIT COMMITTEE
Michael H. Wargotz (Chair)
Louise F. Brady
George Herrera
Ronald L. Rickles

Compensation Committee
The Compensation Committee's responsibilities include:
•Providing oversight on our executive compensation program consistent with corporate objectives and shareholder interests.
•Reviewing and approving Chief Executive Officer (CEO) and other senior management compensation.
•Approving grants of long-term incentive awards and our senior executives’ annual incentive compensation under our compensation plans.
•Reviewing and considering the independence of advisers to the Compensation Committee.
•Periodically reviewing our human capital programs, policies and procedures (except to the extent within the purview of the Corporate Governance Committee), including management succession planning and development.

In 2020, the Committee considered the impact of the COVID-19 pandemic on our business and our total compensation strategy and took a number of responsive actions. For additional information regarding the Compensation Committee’s processes and procedures, including actions taken in response to the COVID-19 pandemic, see below under “Executive Compensation – Compensation Discussion and Analysis.”

All members of the Compensation Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards.

The Compensation Committee Report is provided below under Executive Compensation. The Compensation Committee Charter is available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link.

Compensation Committee Interlocks and Insider Participation
During 2020, our Compensation Committee consisted of Ms. Brady, Mr. Buckman, Ms. Post and Mr. Wargotz. There are no compensation committee interlocks between Travel + Leisure and other entities involving our executive officers and Directors.

Corporate Governance Committee
The Corporate Governance Committee's responsibilities include:
•Recommending to the Board nominees for election to the Board.
•Reviewing principles, policies and procedures affecting Directors and the Board’s operation and effectiveness.
•Providing oversight on the evaluation of the Board and its effectiveness.
•Reviewing matters of corporate social responsibility and sustainability performance, including potential long and short term trends and impacts of environmental, social, and governance issues.

•Reviewing and approving Director compensation.

All members of the Corporate Governance Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards.

The Corporate Governance Committee Charter is available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link.

Executive Committee
The Executive Committee may exercise all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the full Board.

Board Leadership Structure and Lead Director
While the Board has not mandated a particular leadership structure, historically, the positions of Chairman of the Board and CEO were held by the same person. In 2018, as a result of Mr. Holmes’ discussions with the Board about resigning as our CEO in connection with the spin-off of Wyndham Hotels & Resorts, Inc. (Wyndham Hotels) and as part of its ongoing review of the Board leadership structure and succession planning process, the Board determined that at this time the positions of Chairman and CEO should be held by separate individuals. In connection with the spin-off, effective as of May 31, 2018, the Board elected Mr. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. At the same time, the Board also appointed Mr. Brown, our new President and CEO, as a member of our Board.
In his role, Mr. Holmes provides leadership to the Board by, among other things, working with the CEO, the Lead Director, and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the Board and its committees, help promote Board succession planning and the orientation of new Directors, address issues of Director performance, assist in consideration and Board adoption of the Company’s long-term and annual operating plans, and help promote senior management succession planning. Mr. Holmes’ experience as our former CEO and his knowledge and familiarity with our business and industry bring valuable perspective to the Board. In addition, Mr. Brown’s service as a Director promotes strategy development and execution and facilitates information flow between management and the Board, which is also essential to effective governance.

The Board also recognizes the importance of having independent Board leadership and selected James E. Buckman, an independent Director who serves as a member of the Executive Committee, to serve as the Board’s Lead Director. The Lead Director serves as a key advisor to our Chairman, chairs executive sessions of independent Directors and provides feedback to the Chairman, chairs meetings of the Board in the absence of the Chairman, and reviews in advance, and as appropriate, consults with the Chairman regarding, the agendas for all Board and committee meetings.

Six of our eight current Directors are independent, and the Audit, Compensation and Corporate Governance Committees are comprised solely of independent Directors. Consequently, the independent Directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of Directors and the development and implementation of our corporate governance programs. Our independent Directors, led by our Lead Director, bring experience, oversight and expertise from outside our Company and industry, which balances the Company-specific experience and expertise that our Non-Executive Chairman and CEO bring to the Board.

The Board will continue to review our Board leadership structure as part of the succession planning process. We believe that our leadership structure, in which the roles of Chairman and CEO are held by separate individuals, together with an experienced and engaged Lead Director and independent key committees, is the optimal structure for our Company and our shareholders at this time.

Oversight of Risk Management
The Board has an active role, as a whole and at the committee level, in providing oversight with respect to management of our risks. The Board focuses on the most significant risks we face and our general risk management strategy and seeks to ensure that risks undertaken by us are consistent with a level of risk that is appropriate for our Company and aligned with the achievement of our business objectives and strategies.

The Board regularly reviews information regarding risks associated with our finances, credit and liquidity; our business, operations and strategy; human capital matters; legal, regulatory and compliance matters; and reputational exposure. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting, internal audit, information technology, cybersecurity and ethics and compliance. With respect to cybersecurity risk oversight, our Audit Committee receives periodic updates from the appropriate managers on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such periodic reports, our Audit Committee receives updates from management regarding any changes to the Company’s cybersecurity risk profile or significant newly identified risks. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation and management succession planning. The Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board and potential conflicts of interest. The Corporate Governance Committee also periodically reviews matters of corporate social responsibility and sustainability performance, including potential long and short term trends and impacts of environmental, social, and governance issues. While each committee is responsible for providing oversight with respect to the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.

While the Board and the committees provide oversight with respect to our risk management, our CEO and other senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. Our leadership structure, with Mr. Holmes serving as our Non-Executive Chairman and with Mr. Brown serving as a Director, also enhances the Board’s effectiveness in risk oversight due to the extensive knowledge of Mr. Holmes and Mr. Brown with respect to our business and operations, facilitating the Board’s oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.

Executive Sessions of Non-Management Directors and Independent Directors
The Board meets regularly without any members of management present. In addition, at least once a year, the independent Directors meet in a private session that excludes management and non-independent Directors. The Lead Director chairs these sessions.

Communications with the Board and Directors
Shareholders and other parties interested in communicating directly with the Board, an individual non-management or independent Director or the non-management or independent Directors as a group may do so by writing our Corporate Secretary at Travel + Leisure Co., 6277 Sea Harbor Drive, Orlando, Florida 32821. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

Director Attendance at Annual Meeting of Shareholders
As provided in the Board’s Corporate Governance Guidelines, Directors are expected to attend our annual meeting absent exceptional cause. All of our Directors attended our 2020 annual meeting and all are expected to attend the 2021 annual meeting.

Code of Business Conduct and Ethics
The Board maintains a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. In addition, we maintain a Code of Conduct applicable to all of our associates, including our CEO, Chief Financial Officer (CFO) and Chief Accounting Officer.

We will disclose on our website any amendment to or waiver of a provision of our Code of Business Conduct and Ethics for Directors or Code of Conduct as may be required and within the time period specified under applicable SEC and New York Stock Exchange rules. The Code of Business Conduct and Ethics for Directors and our Code of Conduct are available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.

Director Nomination Process
Role of Corporate Governance Committee. The Corporate Governance Committee is responsible for recommending the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board. Nominees for Director are selected on the basis of their depth and breadth of experience, skills, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.

The Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race, ethnicity and national origin, education, professional experience and differences in viewpoints and skills.

The Corporate Governance Committee does not have a formal policy with respect to diversity, however, the Board and the Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Our Board is diverse, with two women Directors and one Hispanic Director, comprising 38% of our eight-member Board. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual’s contributions to the Board.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as extensive board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each nominee or Director should serve as our Director are described below under “Election of Directors.”

Identification and Evaluation Process. The process for identifying and evaluating nominees to the Board is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. The Corporate Governance Committee will evaluate these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. Qualified nominees will be interviewed by at least one member of the Corporate Governance Committee. Using the input from the interview and other information it obtains, the Corporate Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the shareholders or to fill a vacancy on the Board.

Shareholder Recommendations of Nominees. The Corporate Governance Committee will consider written recommendations from shareholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the shareholder and evidence of the person’s ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director and the person’s consent to be named as a Director if recommended by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by shareholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.

Shareholder Nominations and By-Law Procedures. Our By-Laws establish procedures pursuant to which a shareholder may nominate a person for election to the Board. Our By-Laws are available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link. To nominate a person for election to the Board, a shareholder must submit a notice containing all information required by our By-Laws regarding the Director nominee and the shareholder and any associated persons making the nomination, including name and address, number of shares owned, a description of any additional interests of such nominee or shareholder and certain representations regarding such nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility to serve as a Director. Such notice must be accompanied by the proposed nominee’s consent to being named as a nominee and to serve as a Director if elected.

To nominate a person for election to the Board at our 2022 annual meeting, written notice of a shareholder nomination must be delivered to our Corporate Secretary not earlier than January 13, 2022 and not later than February 12, 2022. However, if the date of the 2022 annual meeting is not within 30 days before or after May 13, 2022, then a shareholder’s written notice will be timely if it is delivered by no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or the notice of the date of the annual meeting was mailed, whichever occurs first. Our

By-Laws require that any such notice be updated as necessary as of specified dates prior to the annual meeting. A shareholder may make nominations of persons for election to the Board at a special meeting if the shareholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first; provided that, at a special meeting of shareholders, only such business may be conducted as shall have been brought before the meeting under our notice of meeting.

Compensation of Directors
Highlights of Our Director Compensation Program. The following are highlights of our compensation program for non-management Directors:
•COVID-19 related compensation action: In response to the Board's desire to forgo a portion of their compensation given the severe impact of COVID-19 on our industry and our business, the Corporate Governance Committee determined that, effective April 1, 2020, the Board would forgo the cash-based portion (50%) of the 2020 annual retainer and committee chair and membership fees. The Corporate Governance Committee determined that such fees would be reinstated, effective as of July 1, 2020, in light of the anticipated reopening of our resorts starting on May 26, 2020 and the Company's financial and liquidity position.
•On average, 73% of our Directors’ total annual compensation for 2020 was equity-based, aligning our Directors’ interests with the long-term interests of our shareholders.
•Our Directors have the opportunity to defer all of their cash- and equity-based compensation under our Non-Employee Directors Deferred Compensation Plan. Amounts deferred under the plan are credited in the form of deferred stock units (DSUs) which are payable solely in shares of our common stock. DSUs are not paid out until the Director’s retirement or termination from service on the Board, thereby further aligning our Directors’ interests with the long-term interests of our shareholders. For 2020, our Directors elected to defer on average 69% of their total annual compensation.
•Consistent with Travel + Leisure’s philanthropic commitment, our Directors are provided a three-for-one Company match for charitable contributions. We will match Director contributions $3 for every $1 contributed by the Director up to an aggregate maximum Company contribution of $75,000 per year. On average, 2% of our Directors’ total annual compensation for 2020 was attributable to this charitable match.
•We maintain robust stock ownership guidelines which require our non-management Directors to own stock equal to the greater of 5x the cash portion of the annual retainer or 2.5x their total retainer value without regard to committee fees. As of December 31, 2020, each of our Directors owned at least 6.1x the cash portion of their annual retainer and 3.1x their total retainer value.
•Our 2006 Equity and Incentive Plan contains a shareholder-approved limit on the value of equity awards that can be granted to each non-management Director annually.
•We do not pay any per-meeting fees.
•We do not provide retirement benefits to our non-management Directors.
•Our independent compensation consultant reviews our Director compensation program annually relative to our peer group and best practices.

Overview. Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of shareholders. A management Director receives no additional compensation for Board service.

Directors of a publicly traded company have substantial responsibilities and time commitments, and with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand. Accordingly, we seek to provide competitive and appropriate economic incentives for our Directors who play a critical and active role in overseeing the management of our Company and guiding our business strategy. Our Board has a total of eight members, six of whom are independent. Based on 2020 proxy statement data, our peer group companies have, on average, a total of 10 directors and eight independent directors. All of our independent Directors serve on more than one committee. Our director compensation program is designed to reasonably compensate our Directors for their qualifications and experience, continued performance, dedication, increased responsibilities and time commitment.

Annual Review of Director Compensation. In November 2019, our independent compensation consultant, Aon, provided an independent review of our non-management Director compensation program. As part of this review, Aon assessed the elements of our program, including annual board retainers in cash and equity, fees for chairman and committee service, and prevalence of features such as non-executive chairman and lead director pay and other compensation in the form of perquisites and benefits, and provided peer group data (using the peer group listed below in "Compensation Review and Competitive Analysis - Peer Group Composition for 2020") that presented annual retainer fees, committee service pay, and annual equity grant value at the 25th, 50th and 75th percentile. Aon also assessed the prevalence of governance policies such as stock ownership guidelines and stock hedging/pledging. The Governance Committee reviewed the peer group data prepared by Aon and determined that our Directors' total direct compensation was generally aligned with the philosophy of targeting the top quartile of the peer group. As a result of this review, our 2020 Director compensation program remained consistent with our 2019 program.

Annual Retainer Fees. The following table describes 2020 annual retainer and committee chair and membership fees for non-management Directors for the full year. Our Directors do not receive additional fees for attending Board or committee meetings.

	Cash-Based	Stock-Based	Total
Non-Executive Chairman	$160,000	$160,000	$320,000
Lead Director	$132,500	$132,500	$265,000
Director	$105,000	$105,000	$210,000
Audit Committee chair	$22,500	$22,500	$45,000
Audit Committee member	$12,500	$12,500	$25,000
Compensation Committee chair	$17,500	$17,500	$35,000
Compensation Committee member	$10,000	$10,000	$20,000
Corporate Governance Committee chair	$15,000	$15,000	$30,000
Corporate Governance Committee member	$8,750	$8,750	$17,500
Executive Committee member	$10,000	$10,000	$20,000

The annual Director retainer and committee chair and membership fees are paid on a quarterly basis 50% in cash and 50% in Travel + Leisure stock. In response to the Board's desire to forgo a portion of their compensation given the severe impact of COVID-19 on our industry and our business, the Corporate Governance Committee determined that, effective April 1, 2020, the Board would forgo the cash-based portion (50%) of the 2020 annual retainer and committee chair and membership fees. The Corporate Governance Committee determined that such fees would be reinstated, effective as of July 1, 2020, in light of the anticipated reopening of our resorts starting on May 26, 2020 and the Company's financial and liquidity position.

The requirement for Directors to receive at least 50% of their fees in our equity further aligns their interests with those of our shareholders. The number of shares of stock issued is based on our stock price on the quarterly determination date. Directors may elect to receive the stock-based portion of their fees in the form of common stock or deferred stock units (DSUs). Directors may also elect to defer any cash-based compensation or vested restricted stock units (RSUs) into DSUs. A DSU entitles the Director to receive one share of common stock following the Director’s retirement or termination of service from the Board for any reason and is credited with dividend equivalents during the deferral period. The Director may not sell or receive value from any DSU prior to retirement or termination of service.

Director Equity Awards. In addition to the annual retainer fees, to further align our Directors’ interests with those of our shareholders, each non-management Director is granted an annual equity award typically in the form of RSUs. On March 4, 2020, each of our non-management Directors received a $100,000 annual equity grant of time-vesting RSUs which vest ratably over a four-year period. RSUs are credited with dividend equivalents subject to the same vesting restrictions as the underlying units. The annual equity grant remained the same for 2021. On March 3, 2021, each of our non-management Directors received a $100,000 annual equity grant of time-vesting RSUs which vest ratably over a four-year period.

Other Compensation. Consistent with Travel + Leisure’s philanthropic commitment, we will match non-management Director's qualifying charitable contributions $3 for every $1 contributed by the Director up to an aggregate maximum Company contribution of $75,000 per year. Two of our Directors chose to make qualifying charitable contributions in 2020, which we matched three times the amount of their personal contribution. This benefit to our non-management Directors reflects our core commitment to developing and supporting our communities with a focus on improving the lives of future generations. We are dedicated to supporting organizations with similar values through contributions to signature charities, as well as local non-profit organizations in key Travel + Leisure markets across the globe. We also maintain a policy to award our non-

management Directors up to a maximum of 500,000 Wyndham Rewards Points annually. These Wyndham Rewards Points have an approximate value of $1,640 and may be redeemed for numerous rewards options including stays at Wyndham properties. This benefit provides our Directors with ongoing, first-hand exposure to our properties and operations, furthering their understanding and evaluation of our businesses.

Holmes Letter Agreement. In connection with the spin-off of Wyndham Hotels, effective as of May 31, 2018, the Board elected Stephen P. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. In connection with his election as Non-Executive Chairman of the Board, on June 1, 2018, the Company entered into a letter agreement with Mr. Holmes (Holmes Letter Agreement), which provides him with an annual retainer of $320,000 (with $160,000 payable in the form of cash and $160,000 payable in the form of Travel + Leisure common stock) as further described above. In addition, the Company agreed to pay Mr. Holmes the following amounts to assist him in the course of performing his duties and responsibilities to the Company: $18,750 per year toward his costs incurred in connection with retaining an administrative assistant and $12,500 per year toward his costs incurred in connection with securing office space. In addition, Mr. Holmes was allowed to continue to participate in the Company's executive car lease program, with the Company covering 50% of cost of the lease entered into prior to Mr. Holmes stepping down as Chairman and CEO ($9,570 in 2020), through the earlier of the conclusion of his service and the conclusion of the lease term. In addition, the Company also agreed to reimburse Mr. Holmes while he remains a Board member for 50% of the cost of his annual executive health and wellness physical.

2020 Director Compensation Table
The following table describes compensation we paid our non-management Directors for 2020.

Name	Fees Paid in Cash ($)	Stock Awards ($)(a)(b)	All Other Compensation ($)(c)	Total ($)
Louise F. Brady	—	336,225	1,640	337,865
James E. Buckman	114,416	252,452	295	367,163
George Herrera	99,437	232,440	16,640	348,517
Stephen P. Holmes	127,557	269,931	42,460	439,948
Denny Marie Post	46,470	270,074	1,640	318,184
Ronald L. Rickles	94,711	226,178	1,640	322,529
Michael H. Wargotz	110,660	247,452	38,392	396,504
_______________

(a)Represents the aggregate grant date fair value of stock awards computed in accordance with ASC 718. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 22 to our 2020 audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 24, 2021. On March 4, 2020, each non-management Director was granted a time-vesting RSU award with a grant date fair value of $100,000 which vests ratably over four years. The remaining amount in each row represents the aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs.
(b)Total shares of our common stock issuable for DSUs at December 31, 2020, were as follows: Ms. Brady, 27,036; Mr. Buckman, 76,529; Mr. Herrera, 38,331; Mr. Holmes, 10,264; Ms. Post, 4,222; Mr. Rickles, 11,680; and Mr. Wargotz, 78,644. Total shares of our common stock issuable for unvested RSUs at December 31, 2020, were as follows: Ms. Brady, 5,666; Mr. Buckman, 5,666; Mr. Herrera, 5,666; Mr. Holmes, 5,666; Ms. Post, 5,666; Mr. Rickles, 5,666; and Mr. Wargotz, 5,666.
(c)Includes amounts attributable to charitable matching contributions made on behalf of the Director, the value of Wyndham Rewards Points and life insurance premiums paid by us as applicable. The value of charitable matching contributions were as follows: Mr. Herrera, $15,000; and Mr. Wargotz, $34,125. All Directors received 500,000 Wyndham Rewards Points with an approximate value of $1,640, except for Mr. Buckman, who received 90,000 Wyndham Rewards Points with an approximate value of $295. Life insurance premiums paid by us under a legacy Wyndham Worldwide program were $2,627 for Mr. Wargotz. Amount for Mr. Holmes also includes $18,750 for the cost of retaining an administrative assistant to assist him in performing his duties to the Company, $12,500 related to office space for use in performing his duties to the Company and $9,570 in connection with the executive car lease program. The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid are not reflected in the table above.

Non-Management Director Stock Ownership Guidelines
The Corporate Governance Guidelines require each non-management Director to comply with Travel + Leisure’s Non-Management Director Stock Ownership Guidelines. These guidelines require each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of at least five times the cash portion of the annual retainer or two and one-half times the total retainer value without regard to Board committee fees. Directors have a period of five years after joining the Board to achieve compliance with this ownership requirement. DSUs and RSUs credited to a Director count towards satisfaction of the guidelines. As of December 31, 2020, all of our non-management Directors exceeded these stock ownership requirements.

Ownership of Company Stock
The following table describes the beneficial ownership of our common stock for the following persons as of December 31, 2020: each executive officer named in the Summary Compensation Table below, each Director, each person who to our knowledge beneficially owns in excess of 5% of our common stock and all of our Directors and executive officers as a group. The percentages are based on 85,868,423 shares of our common stock outstanding as of December 31, 2020. The principal address for each Director and executive officer of Travel + Leisure is 6277 Sea Harbor Drive, Orlando, Florida 32821.

Name	Number of Shares		% of Class
BlackRock, Inc.	8,431,039	(a)	9.82%
The Vanguard Group	7,915,041	(b)	9.22%
Invesco Ltd.	6,091,248	(c)	7.09%
Iridian Asset Management LLC	4,655,799	(d)	5.42%
Louise F. Brady	27,036	(e)(f)	*
Noah Brodsky	26,740	(e)(i)	*
Michael D. Brown	269,009	(e)(i)	*
James E. Buckman	83,527	(e)(f)(g)	*
Brad Dettmer	45,790		*
George Herrera	39,357	(e)(f)	*
Stephen P. Holmes	761,549	(e)(f)(h)	*
Michael A. Hug	71,265	(e)(i)	*
Jeffrey Myers	80,574	(e)(i)	*
Denny Marie Post	12,596	(e)(f)	*
Geoffrey Richards	79,379	(e)(i)	*
Ronald L. Rickles	11,680	(e)(f)	*
Michael H. Wargotz	79,366	(e)(f)	*
All Directors and executive officers as a group (16 persons)	1,657,221	(j)	1.93%
_______________
* Amount represents less than 1% of outstanding common stock.
(a)We have been informed by Amendment No. 10 to a report on Schedule 13G filed with the SEC on February 01, 2021, by BlackRock, Inc. (BlackRock) that BlackRock beneficially owns 8,431,039 shares of our common stock with sole voting power over 7,709,831 shares, shared voting power over no shares, sole dispositive power over 8,431,039 shares and shared dispositive power over no shares. The principal business address for BlackRock is 55 East 52nd Street, New York, New York 10055.
(b)We have been informed by Amendment No. 14 to a report on Schedule 13G filed with the SEC on February 10, 2021, by The Vanguard Group (TVG) that TVG beneficially owns, 7,915,041 shares of our common stock with sole voting power over no shares, shared voting power over 58,084 shares, sole dispositive power over 7,787,476 shares and shared dispositive power over 127,565 shares. The principal business address for TVG is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(c)We have been informed of a report on Schedule 13G filed with the SEC on February 16, 2021, by Invesco Ltd. (Invesco) that Invesco beneficially owns 6,091,248 shares of our common stock with sole voting power over 6,026,331 shares, shared voting power over no shares, sole dispositive power over 6,091,248 shares and shared dispositive power over no shares. The principal business address for Invesco is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.
(d)We have been informed by Amendment No. 3 to a report on Schedule 13G filed with the SEC on February 04, 2021, by Iridian Asset Management LLC and affiliates named in such report (Iridian) that Iridian beneficially owns 4,655,799 shares of our common stock with sole voting power over no shares, shared voting power over 4,655,799 shares, sole dispositive power over no shares, and shared dispositive power over 4,655,799 shares. The principal business address for Iridian is 276 Post Road West, Westport, Connecticut 06880-4704.
(e)Excludes shares of our common stock issuable upon vesting of time-vesting RSUs after 60 days from December 31, 2020, as follows: Ms. Brady, 5,666; Mr. Brodsky, 58,090; Mr. Brown, 123,010; Mr. Buckman, 5,666; Mr. Herrera, 5,666; Mr. Holmes, 5,666; Mr. Hug, 107,441; Mr. Myers, 102,199; Ms. Post, 5,666; Mr. Richards, 102,199; Mr. Rickles, 5,666; and Mr. Wargotz, 5,666.
(f)Includes shares of our common stock issuable for DSUs as of, and within 60 days following, December 31, 2020, as follows: Ms. Brady, 27,036; Mr. Buckman, 76,529; Mr. Herrera, 38,331; Mr. Holmes, 10,264; Ms. Post, 4,222; Mr. Rickles, 11,680; and Mr. Wargotz, 78,644.
(g)Includes 6,998 shares held in Mr. Buckman’s IRA.
(h)Includes 160,028 shares of our common stock which Mr. Holmes has the right to acquire through the exercise of stock-settled stock appreciation rights (SSARs) within 60 days of December 31, 2020.
(i)Excludes shares of our common stock issuable upon vesting of time-vesting stock options after 60 days from December 31, 2020, as follows: Mr. Brodsky, 76,886; Mr. Brown, 818,732; Mr. Hug, 145,174; Mr. Myers, 140,016; and Mr. Richards, 140,016.

(j)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount excludes 112,336 shares of our common stock issuable upon vesting of RSUs after 60 days from December 31, 2020, and 153,618 stock options which are not currently exercisable and are not scheduled to vest within 60 days of December 31, 2020.

Information about our Executive Officers
Set forth below is certain information regarding each of our current executive officers, other than Michael D. Brown, whose biographical information is presented below under Nominees for Election to the Board.

Noah Brodsky, 40, has served as President, Travel + Leisure Group since January 2021, and as our Chief Brand Officer since June 2018. Previously, Mr. Brodsky served as EVP, Brand Strategy and Corporate Marketing of Wyndham Vacation Ownership and prior to that served as Senior Vice President, Worldwide Loyalty and Customer Engagement, for Wyndham Hotel Group, beginning in 2014. Prior to joining Wyndham, Mr. Brodsky served as Chief Experience Officer at WeWork from 2013 to 2014 and held several roles at Starwood Hotels and Resorts from 2007 to 2013 including Vice President, Global Brand Management. Mr. Brodsky began his career with Four Seasons in resort operations.

Elizabeth E. Dreyer, 58, has served as our Chief Accounting Officer since June 2018 after joining Wyndham Worldwide in April 2018. Ms. Dreyer previously served as Vice President, Controller and Chief Accounting Officer of Edgewell Personal Care Company from January 2015 to March 2018. Prior to joining Edgewell, Ms. Dreyer was Vice President, Controller and Chief Accounting Officer of Hillenbrand Inc. from October 2010 to January 2015. She previously held positions as Vice President of Finance with Zimmer Corp., Chief Financial Officer of Createc Corporation, and Vice President of Organizational Effectiveness of ADESA. Ms. Dreyer began her career with Deloitte & Touche LLP and is a Certified Public Accountant.

Michael A. Hug, 54, has served as Executive Vice President and Chief Financial Officer since June 2018. Previously, Mr. Hug served as Executive Vice President and Chief Financial Officer of Wyndham Vacation Ownership from 2006 to 2018, Senior Vice President and Controller from 2002 to 2006, and Vice President of Finance and Administration of Resort Management Services from 1999 to 2002. Prior to joining Wyndham Vacation Ownership, Mr. Hug was a senior manager with Ernst & Young from 1988 until 1999 and is a Certified Public Accountant.

Kimberly Marshall, 57, has served as our Chief Human Resources Officer since June 2018. Previously, Ms. Marshall served as Executive Vice President, Human Resources, for Wyndham Vacation Ownership from February 2017 to June 2018 and Senior Vice President of Human Resources from 2012 to 2017. Prior to joining Wyndham Vacation Ownership, Ms. Marshall served as Executive Vice President, Human Resources for PSS World Medical from 2010 to 2012 and Senior Vice President, Human Resources for CHEP Americas from 2007 to 2010. In addition, she served as Senior Vice President Human Resources for the Southeast Region of Centex Homes from 2004 to 2007 and spent 11 years with The Walt Disney Company in Finance and in Human Resources from 1993 to 2004. Ms. Marshall began her career in public accounting with Arthur Andersen & Co. and later Price Waterhouse Coopers and is a Certified Public Accountant.

Jeffrey Myers, 53, has served as Chief Sales and Marketing Officer for Wyndham Destinations, the vacation ownership business segment of Travel + Leisure, since June 2018. Previously, Mr. Myers served as Chief Sales and Marketing Officer of Wyndham Vacation Ownership from 2008 to 2018. A 30-year industry veteran, Mr. Myers joined Wyndham Vacation Ownership in 1991, and earned progressive leadership roles, serving as site leader, senior vice president for multiple regions and Executive Vice President of Sales for Club Wyndham and WorldMark by Wyndham from 2002 to 2007.

Geoffrey Richards, 48, has served as Chief Operating Officer of Wyndham Destinations, the vacation ownership business segment of Travel + Leisure, since June 2018. Previously, Mr. Richards served as Chief Operating Officer of Wyndham Vacation Ownership from 2011 to 2018. Mr. Richards began his career with Wyndham Vacation Ownership in 1996 as a Sales Program Manager, and subsequently held several leadership positions within the Company’s sales and marketing operations, including Senior Vice President of Sales Development, Vice President of Sales and Site Marketing Programs and Executive Vice President of Global Sales Operations.

James J. Savina, 47, has served as our Executive Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary since June 2018 after joining Wyndham Worldwide in April 2018. Mr. Savina served as General Counsel and Corporate Secretary at The Kraft Heinz Company from 2015 to 2018, where he played a central role in the merger of Kraft Foods Group and H. J. Heinz Company and led the combined company’s legal department. Previously, Mr. Savina served as Senior Vice President, Deputy General Counsel, and Chief Compliance Officer, and in other roles of increasing responsibility, for Kraft Foods Group from 2013 to 2015. His prior experience includes roles as Executive Director, Global Legal Investigations & Legal Operations for Avon Products; Senior Counsel and Director of Claims and Legal Administration for Energy Future Holdings; and Associate for Jones Day.

ELECTION OF DIRECTORS
At the date of this proxy statement, the Board of Directors consists of eight members, seven of whom are non-management Directors, and six of whom are independent Directors under applicable listing standards and our corporate governance documents.

Our Board recognizes the importance of board refreshment in terms of achieving the appropriate mix of institutional knowledge and experience that our longer-tenured Directors bring to the Board and fresh perspectives that newer Directors bring to the Board. Our Board brings diverse and extensive professional, financial and business experience while balancing independence and tenure. Our Board expects to continue to evaluate its membership and composition on an ongoing basis to optimize its ability to further shareholder interests.

At this year’s meeting, our eight Directors are to be elected for terms expiring at the 2022 annual meeting, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification or removal. On the recommendation of the Corporate Governance Committee, the Board has nominated Stephen P. Holmes, Louise F. Brady, Michael D. Brown, James E. Buckman, George Herrera, Denny Marie Post, Ronald L. Rickles and Michael H. Wargotz, each of whom is presently a Director. The eight nominees are listed below with brief biographies.

We do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Voting Standard and Majority Vote Policy
Our Certificate of Incorporation and By-Laws provide for a plurality voting standard for the election of our Directors. Under a plurality voting standard the nominee for each Director position with the most votes is elected.

Under the Board’s Corporate Governance Guidelines, any nominee for Director in an uncontested election, such as this one where the number of nominees does not exceed the number of Directors to be elected, who receives a greater number of votes withheld from his or her election than votes for such election shall promptly tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation the Corporate Governance Committee will consider all factors deemed relevant by its members.

The Board will act on the Corporate Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the shareholder vote but in any case no later than 120 days following the certification of the shareholder vote. In considering the Corporate Governance Committee’s recommendation, the Board will review the factors considered by the Corporate Governance Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board’s decision and process in a periodic or current report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this Corporate Governance Committee and Board process.

Nominees for Election to the Board

Stephen P. Holmes, 64, has served as the Non-Executive Chairman of the Board since May 2018. Mr. Holmes previously served as our Chairman and Chief Executive Officer from July 2006 until May 2018. Mr. Holmes was Vice Chairman and director of Cendant Corporation and Chairman and Chief Executive Officer of Cendant’s Travel Content Division from December 1997 to July 2006. Mr. Holmes was Vice Chairman of HFS Incorporated (HFS) from September 1996 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, Treasurer and Chief Financial Officer of HFS from July 1990 to September 1996. Mr. Holmes also currently serves as the Non-Executive Chairman of the Board of Wyndham Hotels. Mr. Holmes’ exceptional leadership as our former CEO provides him with detailed strategic perspective and knowledge of our operations and industry that are critical to the Board’s effectiveness. He possesses extensive public company management experience and is widely recognized as a visionary leader in the global hospitality industry. Under Mr. Holmes’ leadership, we completed the spin-off of Wyndham Hotels and continue to focus our business on, among other things, generating significant earnings and cash flow and building world-renowned hospitality brands, all of which continue to increase shareholder value. Mr. Holmes’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Holmes should serve as our Director.

Louise F. Brady, 56, has served as a Director since November 2016. She is a co-founder and has served as the Managing Partner of Piedmont Capital Partners, LLC (PCP), Piedmont Capital Partners II, LLC (PCP II), and Piedmont Capital Investments, LLC (PCI) since March 2013, March 2019 and February 2020, respectively. PCP and PCP II are privately held venture capital funds that focus on developing innovative technologies and PCI is a privately held investment entity that focuses on transformative investments in emerging technology companies. She also currently serves as President of Blue Current, Inc., a position she has held since May 2014. From September 1996 to October 2013, she served as Vice President of Investments at Wells Fargo Advisors Financial Services.

Ms. Brady has spent her career focused on leading investment strategies and unlocking growth and value through developing innovative technologies in start-up companies, commercial banking and venture capital portfolio management. Ms. Brady’s exceptional background and skills contribute financial expertise and perspective on innovation to our Board in areas that are important to our business. Ms. Brady’s specific experience, qualifications and skills described above led the Board to conclude that she should serve as our Director.

Michael D. Brown, 50, has served as our President and Chief Executive Officer and as a Director since May 2018. Mr. Brown is responsible for the performance, growth and strategic direction of the world’s leading membership and leisure travel company with nearly 20 travel brands across its resort, travel club, and lifestyle portfolio. The Company, which employed 15,500 associates as of December 31, 2020, includes the Wyndham Destinations, Panorama, and Travel + Leisure Group business lines.

Previously, Mr. Brown served as President and CEO of Wyndham Vacation Ownership from April 2017 until the completion of our spin-off of Wyndham Hotels, following a successful executive leadership tenure at Hilton Grand Vacations (HGV), where he served as Chief Operating Officer (COO). Prior to being appointed as COO for HGV in 2014, he held the role of Executive Vice President, Sales and Marketing - Mainland U.S. and Europe. Prior to joining HGV in 2008, Mr. Brown served in a series of sales, development, operations, and finance leadership roles throughout the U.S., Europe and the Caribbean during his more than 16 years at Marriott International and Marriott Vacation Club International. Mr. Brown currently serves as a member of the Orlando Economic Partnership Governor’s Council, the American Resort Development Association (ARDA) Executive Committee, and is Chair-Elect of the ARDA Board of Directors. He is also an Advisory Council Member of the Enzian Theatre, and serves on the Hispanic Chamber of Commerce Metro Orlando Board of Directors.
                                                                                                                                                                                  As a hospitality industry veteran for more than 25 years, Mr. Brown’s leadership is infused with a combination of strategic vision, operational expertise, inspirational leadership and industry knowledge. In addition, Mr. Brown is passionate in his commitment to Travel + Leisure's diverse, inclusive community of associates and its global spirit of hospitality. Mr. Brown’s specific experience, qualifications and skills described above led the Board to conclude that he should serve as our Director.

James E. Buckman, 76, has served as a Director since July 2006 and Lead Director since March 2010. From May 2007 to January 2012, Mr. Buckman served as Vice Chairman of York Capital Management, a hedge fund management company headquartered in New York City. From May 1, 2010 to January 2012, Mr. Buckman also served as General Counsel of York Capital Management and from January 2007 to May 2007 he served as a Senior Consultant to York Capital Management. Mr. Buckman was General Counsel and a director of Cendant from December 1997 to August 2006, Vice Chairman of Cendant from November 1998 to August 2006 and Senior Executive Vice President of Cendant from December 1997 to November 1998. Mr. Buckman was Senior Executive Vice President, General Counsel and Assistant Secretary of HFS Incorporated (HFS) from May 1997 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997. Mr. Buckman has also served as a member of the Wyndham Hotels board of directors since May 2018. Mr. Buckman brings to the Board exceptional leadership, experience and perspective necessary to be our Lead Director. His service as a director, Vice Chairman and General Counsel of Cendant and a Director of Wyndham Hotels affords Mr. Buckman strong experience with Travel + Leisure’s business and operations. Mr. Buckman’s experience with leading hedge fund manager York Capital Management contributes valuable cross-industry experience and depth of knowledge. Mr. Buckman’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Buckman should serve as our Director.

George Herrera, 64, has served as a Director since July 2006. Since December 2003, Mr. Herrera has served as President and Chief Executive Officer of Herrera-Cristina Group, Ltd., a Hispanic-owned, multidisciplinary management firm. From August 1998 to January 2004, Mr. Herrera served as President and Chief Executive Officer of the U.S. Hispanic Chamber of Commerce. Mr. Herrera served as President of David J. Burgos & Associates, Inc. from December 1979 to July 1998. Mr. Herrera served as a director of Cendant from January 2004 to August 2006.

Mr. Herrera provides the Board with exceptional leadership and management knowledge. As a Cendant director and a Director and Chair of the Corporate Governance Committee of Travel + Leisure, Mr. Herrera has gained a broad understanding of the role of the Board in our operations. Mr. Herrera’s service as chief executive officer of multidisciplinary management firm Herrera-Cristina Group, Ltd. contributes extensive and varied management, finance and corporate governance experience. His prior service as President and CEO of the U.S. Hispanic Chamber of Commerce brings valuable government relations expertise to the Board. Mr. Herrera’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Herrera should serve as our Director.

Denny Marie Post, 64, has served as a Director since May 2018. Ms. Post previously served as the Chief Executive Officer of Red Robin Gourmet Burgers Inc. from August 2016 and as President from February 2016 until her retirement in April 2019. She also serves on the boards of Vital Farms (VITL), Bluestone Lane Holdings, and Libbey Glass. She previously served as a member of the Red Robin Board of Directors. Prior to that, Ms. Post served as Executive Vice President and Chief Concept Officer of Red Robin beginning in March 2015. Ms. Post joined Red Robin in August 2011 as Senior Vice President and Chief Marketing Officer. Ms. Post has more than 30 years of leadership experience in consumer driven marketing, product innovation and strategic team building. Prior to her role at Red Robin, Ms. Post served as the Senior Vice President and Chief Marketing Officer at T-Mobile USA. Ms. Post previously held the roles of Senior Vice President of Global Beverage, Food and Quality for Starbucks Corporation as well as the Senior Vice President and Chief Concept Office for Burger King. Ms. Post also held several management positions for KFC USA, KFC, Pizza Hut and Taco Bell Canada while she was employed with YUM! Brands, Inc.

Ms. Post’s more than 30 years of senior management experience in the consumer driven industry brings extensive sales, marketing and management expertise to Travel + Leisure and this is of significant value to the Board. As a member of the Compensation and Governance Committees of Travel + Leisure, Ms. Post has gained a broad understanding of the role of the Board in our operations. Ms. Post’s prior service as chief executive officer of a publicly traded company contributes extensive leadership, marketing and brand management experience and provides the Board with expertise that is critical to our business. Ms. Post’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Post should serve as our Director.

Ronald L. Rickles, 69, has served as a Director since 2018. He was a senior partner with Deloitte & Touche until his retirement in 2014. He served in a variety of leadership roles, including managing partner for the New Jersey offices and Northeast regional leader of the firm’s professional services practice for mid-market and privately held companies. Earlier serving as an audit partner for 30 years, Mr. Rickles was the lead partner serving some of the firm’s most significant clients with deep experience serving the hospitality industry (including timeshare), REITs, retailers, financial services companies and franchisors, including the legacy businesses of Travel + Leisure.

Mr. Rickles has significant boardroom experience advising client audit committees on financial reporting, internal controls, investigations and corporate governance. He also has substantial experience and expertise working with and advising senior management on complex transactions, including mergers and acquisitions, sales, and capital market activities. Mr. Rickles’ extensive financial background and exceptional leadership experience provides the Board with financial accounting and management expertise and perspectives. Mr. Rickles’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Rickles should serve as our Director.

Michael H. Wargotz, 62, has served as a Director since July 2006. Mr. Wargotz is a private investor, involved with various start-up ventures, of which he serves on their respective boards, including Tapin2 and Intelligent Blends. From July 2011 to June 2017, he was the Chairman of Axcess Ventures, an affiliate of Access Worldwide, a brand experience marketing development agency, which he co-founded in 2001. From August 2010 to June 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From August 2009 to July 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc., a leading provider of private aviation services, and from June 2004 to November 2006, he served as Vice President of NetJets. From January 1998 to December 1999, Mr. Wargotz served in various leadership positions with Cendant, including President and Chief Executive Officer of its Lifestyle Division, Executive Vice President and Chief Financial Officer of its Alliance Marketing Segment and Senior Vice President, Business Development. Prior to 1998, Mr. Wargotz served in various finance and accounting positions at HFS Incorporated, PaineWebber & Co, America Express and Price Waterhouse. Mr. Wargotz has served as a director of Resources Connection, Inc. since May 2009 and previously served as a director of CST Brands, Inc. from May 2013 to June 2017.

Mr. Wargotz’s senior management experience brings to the Board financial enterprise and branding knowledge. As Chair of the Audit Committee of Travel + Leisure, he contributes financial reporting and compliance expertise and perspective. Mr. Wargotz’s experience provides the Board with exceptional leadership and branding and business development expertise in areas that are critical to our business. Mr. Wargotz’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wargotz should serve as our Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
Our Compensation Discussion and Analysis provides an overview of our compensation strategy and program, the processes and procedures of our Compensation Committee of the Board (Committee) and the Committee’s considerations and decisions made under those programs for our named executive officers for 2020. 2019 was our first full year operating as Wyndham Destinations following completion of the spin-off of Wyndham Hotels in June 2018. In January 2021, the Company acquired the Travel + Leisure brand from Meredith Corporation. In connection with the acquisition, on February 17, 2021, Wyndham Destinations, Inc. was renamed Travel + Leisure Co. and continues to trade on the New York Stock Exchange under the new ticker symbol TNL.

Our Named Executive Officers. Our named executive officers for 2020 are:
•Michael D. Brown, President and Chief Executive Officer
•Michael A. Hug, Chief Financial Officer
•Geoffrey Richards, Chief Operating Officer, Wyndham Destinations
•Jeffrey Myers, Chief Sales and Marketing Officer, Wyndham Destinations
•Noah Brodsky, President Travel + Leisure Group and Chief Brand Officer
•Brad Dettmer, former Chief Information Officer

Strong Performance in a Year of Unprecedented Challenges. In 2020, our management team, led by our named executive officers, produced strong financial and operational results relative to the unprecedented challenges for the travel industry that were caused by the global pandemic. The resiliency of the business model and the ability of management to react to rapidly changing events were heavily tested in 2020.

Key Financial and Business Highlights*:

TWELVE MONTHS ENDED 12/31/20

Net Revenue	Gross VOI Sales	Adj. EBITDA	Adj. Free Cash Flow
$2.2B	$967M	$259M	$35M

HIGHLIGHTS

Acquired the **Travel + Leisure** brand and related assets on January 5, 2021 for $100M, and changed company name to Travel + Leisure Co.

Moved swiftly to ensure continuing **liquidity and financial flexibility** and ended year with $1.6 billion of liquidity in Cash and Cash Equivalents and Revolving Credit Facility Capacity.

Paid 4Q dividend of $0.30 per share; **$138M in dividends** paid to shareholders in 2020.

Implemented **enhanced safety and health protocols** in accordance with guidelines and in consultation with health experts in response to the COVID-19 pandemic.

* Please see appendices to this proxy statement for definitions and reconciliations of the non-GAAP financial measures, gross VOI sales, adjusted EBITDA and adjusted free cash flow, included in the infographic.

Our Shareholder Value Principles Continue to Guide our Company:
•A capital structure that is efficient without taking undue risk;
•A capital allocation philosophy that invests in the business and returns excess cash to shareholders; and
•A fundamental belief that we work for our shareholders and that the best way to deliver for shareholders is to maintain an innovative and inclusive culture that fosters employee engagement and delivers excellent value for our customers, partners and developers.

Key Compensation Actions for 2020. As discussed in more detail below, during early March 2020, the Committee made a number of determinations for the 2020 executive compensation program before the COVID-19 pandemic severely impacted our industry and our operations. These determinations are aligned with our Total Compensation Strategy and shareholder feedback. In 2019 our executive compensation program was approved by more than 92% of votes cast for our Say-on-Pay vote and outreach further confirmed support. Consistent with our ongoing practice, during 2019, members of management reached out to our 10 largest shareholders, representing approximately 54% of our total outstanding shares. In early 2020 the Committee believed our executive compensation program was well structured to incentivize executives and to align their interests with our shareholders. At our 2020 annual meeting, our executive compensation program again received a high level of support with more than 94% of votes cast for our program. Our 2020 compensation actions are highlighted below and also described in further detail in this Compensation Discussion and Analysis. However, in light of the COVID-19 pandemic and its impact on our business operations, the Committee took a number of additional compensation actions during 2020, also described below.

•2020 Annual Incentive Program: To drive greater alignment between strategic priorities and incentive compensation, the Committee introduced a strategic goal component into the 2020 annual incentive program for the CEO and his senior leadership team. Achievement of one or more strategic priorities would determine 10% of their annual bonus opportunity. The minimum threshold for our profitability-based metric under the program, adjusted EBITDA, had to be met in order for achievement against the strategic goal component to be earned and paid.
•Performance Stock Unit (PSU) Awards: On March 4, 2020, aligned with our compensation strategy and the executive compensation program introduced in 2019, the Committee approved PSU Awards for our named executive officers and other members of senior leadership. Each of our named executive officers was granted PSUs to be earned based on achievement of cumulative adjusted earnings per share (EPS) performance targets measured over a three-year performance period. For PSUs granted to our CEO and our CFO, PSU awards incorporate a performance metric based on average Return on Invested Capital (ROIC) measured over the three-year performance period. The three-year targets for cumulative adjusted EPS and average ROIC are set to generally align with our strategic growth plan. No adjustments have been made to the pre-pandemic financial targets set for these awards.
•2020 CEO At-Risk Pay Mix: On March 4, 2020, the Committee approved an annual target total direct compensation package for our CEO consisting of the following ongoing elements: base salary (12%), target annual cash incentive award (18%) and target long-term incentive award (70%). His annual target long-term incentive awards include a mix of 60% PSUs, 25% non-qualified stock options and 15% time-vesting RSUs. Of our CEO's regular annual target total direct compensation, 88% is variable and at-risk in the form of annual cash incentive and long-term incentive awards and 60% is contingent upon performance metrics in the form of annual cash incentive and PSUs.
•One-time CEO Equity Award Determined Before COVID-19: On March 4, 2020, before the COVID-19 pandemic severely impacted our operations and separate from his 2020 target annual long-term incentive plan (LTIP) award, the Committee approved a one-time stock-based long-term incentive grant for Mr. Brown. The Committee determined this was an appropriate action to secure Mr. Brown's strong leadership during a period of significant expansion for the Company. After reviewing Mr. Brown's pay and CEO pay for our peers along with the support of the Committee's independent consultant, Mr. Brown was awarded equity with a $5 million grant date fair value consisting of 50% time-based RSUs cliff vesting in three years (originally at five years) to align with vesting of one-time awards made in May to the broader management team, and 50% non-qualified stock options cliff vesting in five years. The cliff vesting is designed to promote retention, and the award as a whole is designed to further align the interests of our CEO with those of our shareholders, with significant value tied to our stock price and with our CEO recognizing value from the stock option component of the award only if our stock price exceeds the exercise price during the period of exercisability. These awards, along with the regular annual LTIP award, are subject to meaningful stock ownership guidelines. When considering our CEO's target total direct compensation in 2020 plus his one-time equity award, 92% of this compensation is variable and at-risk in the form of annual cash incentive and long-term incentive awards, and a meaningful portion, 39%, is contingent upon achievement of performance metrics in the form of annual cash incentive and PSUs.

COVID-19 Related Compensation Actions for 2020. The Compensation Committee took several actions in response to the severe impact of COVID-19 on our industry and our business. Additionally, management took responsive actions with respect to the broader workforce in light of necessary lay-offs and furloughs. The Company continued elected health and welfare benefits for the duration of the furlough period and paid both employer and employee benefit premiums. The Company also offered severance benefits to employees who were laid off as a result of COVID-19.

•CEO Reduction in Base Salary: In light of the uncertainty created by the effects of the COVID-19 pandemic, our CEO elected to forgo his base salary beginning on April 1, 2020. Mr. Brown's base salary was reinstated on May 26, 2020 commensurate with the date that our resorts started reopening.
•One-time Equity Awards to Key Talent (excluding CEO): In mid-May with the impact of the COVID-19 pandemic continuing and projected to extend into 2021, the Committee recognized the need to balance pay-for-performance principles with retention goals in the context of the pandemic and determined that it was critical to keep and motivate key talent through the recovery. The Committee approved one-time time-based RSU awards with three-year cliff vesting to key talent including our executive officers other than the CEO and other key employees. In granting these awards, the Committee took into consideration that we operate in a highly competitive industry with few large publicly traded players and that our major competitors for talent are also in the same geographic area.

•2020 Partial Year Annual Incentive Program: Annual Incentive Plan participation generally covers employees at the level of manager and above, including executive officers, with the goal of emphasizing pay-for-performance alignment at these levels. With the impact of the COVID-19 pandemic continuing, the Committee understood it was not possible to achieve the full year plan for adjusted EBITDA, under the 2020 annual incentive program as originally designed. The Committee determined it was necessary to take action because the program could no longer fulfill its purpose of incentivizing performance in light of the significant and abrupt impact of COVID-19 on our business. The Committee approved a partial year Annual Incentive Plan focused on performance delivery in the period from July to December with a maximum award opportunity for each participant equal to 50% of their full-year target incentive. Doing so realigned the emphasis on achieving revised priorities for the group of leaders who participate in the Annual Incentive Plan during a uniquely challenging period for the Company.

•Suspended Match Under Officer Deferred Compensation Plan: Management determined that suspension of the match under the Officer Deferred Compensation Plan was an appropriate step commensurate with other cost management efforts taken in response to the COVID-19 crisis. Company matching contributions up to 6% of eligible compensation were suspended with effect from July 6, 2020 until December 31, 2020.

Annual NEO Target Total Direct Compensation for 2020. Upon review of its compensation consultant's competitive analysis and recommendations, our Committee adopted the following 2020 total direct compensation packages for our named executive officers based on their roles, levels of responsibility and their positions as executive officers of a public company of our size. Our compensation program is predominately variable and at-risk in the form of annual cash incentive and long-term incentive awards. For our CEO, 88% of Target Total Direct Compensation is variable and at-risk, and for our other named executive officers approximately 80% is variable and at-risk.

Executive	Base Salary	Target Annual Cash Incentive		Long-Term Incentive Plans (LTIP) Target Fair Value	Target Total Direct
Michael Brown	$1,100,000	150%	$1,650,000	$6,500,000	$9,250,000
Michael Hug	$577,500	75%	$433,125	$2,150,000	$3,160,625
Geoff Richards	$525,000	85%	$446,250	$2,000,000	$2,971,250
Jeffrey Myers	$520,000	100%	$520,000	$2,000,000	$3,040,000
Noah Brodsky	$430,000	75%	$322,500	$1,200,000	$1,952,500

Target Total Direct Compensation packages for 2020 as approved on March 4, 2020 do not include value of the one-time equity awards granted to our CEO or other executive officers, as further described in this Compensation Discussion and Analysis.

As Chief Sales and Marketing Officer, Mr. Myers' Target Annual Incentive is based partially (50%) on our annual incentive compensation program for management and partially (50%) on our sales and marketing incentive compensation plan.

Our Executive Compensation Program, Governance and Commitment to Social Responsibility Align with Shareholder Interests. We engage in the following practices to ensure that our executive compensation program and governance align with our shareholders’ interests.
•Our annual incentive compensation program requires achievement of rigorous financial performance metrics designed to incentivize high-performance and achievement of annual financial goals and thus creates value for our shareholders.
•Equity awards granted to our named executive officers under our long-term incentive plan are designed to align their interests with our shareholders' interests. Regular annual equity awards constitute, on average, approximately 65% of their annual target total direct compensation and vest over multi-year periods.
•Our incentive compensation program includes a performance-based equity incentive award, the vesting of which is contingent upon achievement of performance goals over a three-year period, incentivizing medium-term high performance and value growth for our shareholders.
•Our CEO receives no tax gross-ups on perquisites.
•We have policies prohibiting our Directors and senior executives from engaging in any hedging transactions in our equity securities and from pledging, or using as collateral, our securities to secure personal loans or other obligations, including holding shares in margin accounts.
•Our named executive officers do not have the right to receive cash severance based solely upon change-in-control. Severance agreements with respect to cash severance payments are double trigger following the occurrence of a change-in-control.
•None of our executive officers are entitled to any tax gross-up in connection with severance payments upon termination of employment.
•Our Board is diverse, with two women Directors and one Hispanic Director, comprising 38% of our eight member Board. All of our Directors, other than our Non-Executive Chairman and our CEO, are independent Directors.
•All of our Directors are accountable to shareholders through annual elections and we maintain a majority voting policy for uncontested Director elections.
•We continue our shareholder outreach program to seek feedback on our governance and executive compensation practices.
We are committed to strong Environmental Social and Governance (ESG) principles.
•We publicly report on ESG matters demonstrating our commitment to our leadership in corporate social responsibility. Our teams have collaborated to integrate the strategic priorities of environmental sustainability, inclusion and diversity, human rights, ethics, philanthropy and community support directly into our operations, while at the same time consistently delivering strong performance across our businesses.
•Our 2025 environmental goals are to reduce both carbon emissions by 40% and water consumption by greater than 25% at our owned, managed and leased assets (based on square foot intensity) compared to our 2010 baseline. We have reduced carbon emissions intensity by 29% and water usage intensity by 25%, compared to our baseline, while increasing our overall portfolio square footage by 16%. Progress towards our goals is measured through our environmental management system, the WYNDGreen Toolbox. The goals will be achieved through innovative programs and the implementation of efficiency projects aimed at responsible tourism. We have also set a goal to plant two million trees by 2025. Part of our innovative approach to carbon sequestration measures includes annual reforestation projects, protection of existing forests, and the sourcing of carbon neutral coffee. Our ongoing commitment to optimize solar resources includes the implementation of 17 onsite solar projects to-date.

•Travel + Leisure Co. is committed to delivering shareholder and other stakeholder value through our social responsibility program Full Circle, which continues to be an integral part of our culture and how we operate our business around the world. We strive to cultivate an inclusive environment, where our associates, customers, suppliers and communities feel appreciated, respected and valued. In 2020, the Company was recognized by Forbes being named to the Best Employers for Diversity list. We also aim to ensure sustainable environments at all of our destinations and remain committed to making the world a better place by improving the lives of children and families where we live and work. In 2020, the Company continued to strengthen our impact across our four core areas of Social Responsibility: Environmental Sustainability, Inclusion & Diversity, Philanthropy, and Ethics & Human Rights. The Board, through the Corporate Governance Committee, oversees and is updated on the performance of our social responsibility program on a quarterly basis.

•In 2020 the Company was named to Forbes List of World's Best Employers and received a 100% Score on the Human Rights Campaign Corporate Equality Index. Forbes also recognized the Company among the Best Employers for Diversity and Best Employers for New Graduates. Our commitment to inclusion and diversity was recognized by the National Veteran-Owned Business Association (NaVOBA), who named the Company as a Best Corporation for Veteran’s Business Enterprises for inclusion of Veteran-Owned and/or Service Disabled suppliers.

Total Compensation Strategy
Our Total Compensation Strategy is designed to achieve the following objectives:
•Attract, retain and motivate high performing senior management talent. We believe that attracting and retaining high-performing senior managers is integral to our ongoing success. Our named executive officers possess extensive experience in our businesses and the hospitality industry segments in which we compete and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical to our company. Accordingly, our Total Compensation Strategy is designed in part to promote a long-term commitment from our named executive officers.
•Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality, service and leisure companies. As described below, the Committee reviews benchmark data from our peer group as well as broader industry and general industry compensation reference information. The Committee does not view this benchmark as a rigid standard. We also provide our named executive officers with perquisites which we believe are consistent with our peers and health, welfare and retirements benefits which are reviewed on a company-wide basis.
•Support a high-performance environment by linking compensation with performance. Our key goals are generally to increase our earnings and return value to shareholders. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results. Accordingly, compensation levels are strongly influenced by corporate, business unit and individual performance.
•Support a long-term focus for our executives that aligns with shareholder interests. Long-term incentive compensation is intended to align the interests of our named executive officers with those of our shareholders as well as support our goal of retaining key leaders.

Compensation Committee Matters
Our Compensation Committee. The Committee is responsible for providing oversight on executive compensation policies and programs consistent with corporate objectives and shareholder interests. The Committee operates under a written charter adopted by the Board. The Committee reviews the charter on an annual basis. The Committee’s membership is determined by the Board and is composed entirely of independent Directors. The Committee Chair reports at our Board meetings on Committee actions and recommendations.

Executive Compensation Consultant. For 2020, the Rewards Solutions practice at Aon plc (Aon) was retained by the Committee as a third-party consultant to provide independent advice, research and evaluation related to executive compensation and was paid $180,000 for its services during 2020. In this capacity, the Committee utilizes reports and analyses prepared by Aon. Aon was retained to provide the Committee with competitive market pay analyses including compensation measurement services, peer group proxy data studies and market trends.

Travel + Leisure has historically engaged affiliates of Aon for insurance brokerage and actuarial services. In this capacity, management engaged Aon Risk Services, Inc., without Board involvement, to provide insurance brokerage and actuarial services to the Company during 2020. We paid $581,000 to Aon Risk Services, Inc. for these services during 2020; this amount was offset by commissions collected by Aon Risk Services, Inc. from insurance carriers for placing Travel + Leisure policies.

Aon has in place policies and procedures designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include segregation of executive compensation services in a separate business unit with performance results of that unit measured solely based on the executive compensation services, clearly defined engagements with compensation committees separate from any other services provided, management of multi-service client relationships by separate account executives, no incentives provided for cross-selling of services and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. On an annual basis, the Committee reviews the independence of Aon in accordance with New York Stock Exchange requirements and considered this relationship as part of its review. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon is objective and independent.

Management’s Role. Our management plays a significant role in our executive compensation process including evaluating executive performance and recommending base salary increases, performance factors for annual incentive compensation and long-term incentive compensation for the named executive officers other than our CEO. Our CEO works with the Committee to establish the agenda for Committee meetings and management prepares and distributes meeting information to Committee members. Our CEO also participates in Committee meetings at the Committee’s request to provide background information regarding our strategic objectives, his evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself. Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee.

While the Committee reviews management’s recommendations, the Committee retains discretion over all elements and levels of the named executive officers’ compensation. The Committee generally bases its decisions on a combination of management’s recommendations with respect to executive compensation other than for our CEO and the external market data provided by our management and independent compensation consultant.

Committee Consideration of Say-on-Pay Vote. We currently hold an advisory vote on the compensation of our named executive officers (Say-on-Pay Vote) on an annual basis in accordance with the preference expressed by our shareholders at our 2017 annual meeting regarding the frequency of the Say-on-Pay Vote.

We maintain a shareholder outreach program to seek shareholder feedback on our governance and executive compensation practices. At our 2020 annual meeting, over 94% of the shares voted on our Say-on-Pay Vote were in support of the compensation of our named executive officers as described in the 2020 proxy statement. See Shareholder Outreach below for additional information regarding our outreach efforts.

Annual Evaluation and Compensation Risk Assessment. An important aspect of the Committee’s work relates to the annual determination of compensation for our named executive officers. The Committee meets each year to review the performance of the named executive officers and review, consider and approve any potential increases in base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.

As part of its annual total compensation program review, the Committee reviews the potential for any material risks arising from or relating to our compensation programs. Based on this review, the Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or employees and are not reasonably likely to have a material adverse effect on Travel + Leisure Co. In reaching its conclusion, the Committee considered the following aspects of our compensation programs believed to encourage the management of our business in a prudent manner:
•The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.
•Our performance-based compensation is in large part keyed to our earnings, aligning interests of shareholders and management, and designed to improve our core operating results as opposed to using leverage or other high risk strategies.
•Our annual incentive compensation opportunities and PSUs are capped at a specified maximum as a countermeasure to excessive risk-taking.
•Our commission-based sales programs are monitored by management for compliance with law and internal policies.

Compensation Review and Competitive Analysis
Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our named executive officers. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain high performing senior managers. The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Peer Group Composition for 2020. In November 2018, considering changes in company size and business lines following the spin-off of Wyndham Hotels, the Committee reviewed our peer group used for executive compensation benchmarking purposes based generally on one or more of the following criteria: companies or divisions within companies in generally the same industry or business; companies similar in size to the Company after spin-off in terms of anticipated revenues and market value; post spin-off companies used by analysts to compare financial performance; and organizations with which we compete for executive talent. As a result of this review, the Committee adopted the following peer group for 2019.

The Committee did not make any changes to the peer group effective for 2020, based upon the review and recommendation of Aon.

Alaska Air Group, Inc.	Live Nation Entertainment, Inc.
Boyd Gaming Corporation	Marriott International, Inc.
Caesars Entertainment Corporation	Marriott Vacations Worldwide Corporation
Chipotle Mexican Grill	MGM Resorts International
Choice Hotels International, Inc.	Norwegian Cruise Line Holdings Ltd.
Darden Restaurants, Inc.	Penn National Gaming, Inc.
Extended Stay America, Inc.	PulteGroup, Inc.
Hilton Grand Vacations, Inc.	Royal Caribbean Cruises Ltd.
Hilton Worldwide Holdings Inc.	Six Flags Entertainment Corporation
Hyatt Hotels Corp.	Vail Resorts, Inc.
JetBlue Airways Corporation

Peer Review. In November 2019, our compensation consultant’s review of peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, annual incentive compensation, long-term incentive compensation, total cash compensation and total compensation. Peer data was supplemented with general industry data also provided by our compensation consultant.

Consistent with our Total Compensation Strategy, we broadly target total compensation at competitive levels versus the peer group. Our compensation consultant advised management and the Committee that our named executive officer compensation packages are competitive with our peer group and the elements of compensation we provide our named executive officers are consistent with the compensation elements provided by our peer group companies.

This comparative review is used only as a broad competitive reference point. The Committee does not employ a rigid benchmarking standard because the Committee does not believe that categorical guidelines or formulae are appropriate for determining the mix or levels of compensation for our named executive officers. The Committee views this comparative review as one factor in making compensation decisions for our named executive officers as it does not account for other factors such as challenges we face as a company, individual past and expected future performance, leadership ability, recruiting and retention needs, succession planning, experience or scope of responsibility.

2020 Base Salary
Consistent with our Total Compensation Strategy, we provide base salaries designed to attract and retain our named executive officers and provide them with a base level of income. On March 4, 2020 the Committee approved the following base salaries. Base salaries effective June 1, 2018, post spin-off had remained the same for 2019.

Executive	Base Salary effective June 1, 2018 through March 3, 2020	Base Salary effective March 4, 2020
Michael D. Brown	$1,000,000	$1,100,000
Michael A. Hug	$550,000	$577,500
Geoff Richards	$500,000	$525,000
Jeffrey Myers	$500,000	$520,000
Noah Brodsky	$400,000	$430,000

Annual Incentive Compensation
Consistent with our Total Compensation Strategy, we provide cash-based annual incentive compensation designed to create incentives for the named executive officers to drive our short-term financial and operating performance and thus create value for our shareholders. In 2020 the target annual incentive opportunity for our Chief Operating Officer of Wyndham Destinations was increased from 75% to 85% of salary based on competitive review for this position. Target annual incentive opportunity did not change year over year for the remainder of our named executive officers.

On an annual basis, in the first quarter, management recommends and the Committee approves a combination of factors to determine potential annual incentive compensation for our named executive officers, including actual total Company (corporate) and/or business unit Earnings Before Interest Taxes Depreciation and Amortization (EBITDA), as adjusted, a standard measure of our profitability, as measured against target adjusted EBITDA established at the beginning of the plan year, and a target award opportunity generally expressed as a percentage of each executive’s base salary. An executive’s annual incentive compensation may be higher or lower than target annual incentive compensation depending on corporate and/or business unit performance and achievement against additional factors. The minimum payout for achievement at threshold is 25% of target award opportunity. The maximum annual incentive award opportunity for our named executive officers under the annual incentive compensation program is 150% of the target award opportunity.

The adjusted EBITDA targets set for the Company and its business units are recommended by management subject to approval by the Committee and are based on operating budgets that reflect our strategic plan. Adjusted EBITDA may reflect certain items which in our view do not necessarily reflect ongoing performance such as restructuring costs and impairments, the categories of which are generally specified at the outset of the performance period.

Following the completion of each year, the Committee reviews the corporate and business unit operating results achieved against the pre-established adjusted EBITDA targets approved by the Committee. In addition, as a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive’s individual contributions and personal leadership together with their performance on corporate or business unit objectives, business drivers, business development and other initiatives as applicable. If based on this review, performance at the corporate, business unit or individual level did not meet expectations, the Committee may use its discretion to adjust downward or not provide the executive’s annual incentive compensation award. In exceptional circumstances, the Committee may use its discretion to increase an executive’s annual incentive compensation based on individual performance up to the maximum 150% of target award opportunity.

2020 Annual Incentive Program. On March 4, 2020, management recommended and the Committee approved corporate and business unit adjusted EBITDA targets (weighted 90%) for our 2020 annual incentive program as well as a strategic goal component (weighted 10%) for the senior leadership team reporting directly to the CEO. Under our 2020 annual incentive program, the pre-established financial performance tiers ranged from approximately 96% up to 104% of the target for the Adjusted EBITDA component for the corporation and each business line. Corresponding payout levels range from 25% of the target award opportunity up to a maximum of 150% of the target award opportunity for the Adjusted EBITDA component. Payout level is interpolated where performance is achieved between the specified performance tiers subject to the maximum payout. Performance achievement below 96% of the adjusted EBITDA target for the corporation or a business unit would result in no payout with respect to any portion of the award based on such corporate or business unit’s performance or the strategic goal component as described below.

The Committee approved a strategic goal component for executive officers under the annual incentive plan to increase alignment between strategic priorities and incentive compensation for the CEO and the Senior Leadership Team. The strategic goal incentive opportunity was weighted as 10% of the senior executive's target incentive opportunity. Payment on the strategic goal component is contingent on achievement of minimum threshold performance on our adjusted EBITDA metric.

For 2020, adjusted EBITDA targets were set as follows: the Company adjusted EBITDA target was $1.04 billion and the Wyndham Vacation Clubs adjusted EBITDA target was $794.8 million. The strategic goal components of the named executive officers were based on the following strategic priority areas: Mr. Brown – Adjusted Free Cash Flow; Mr. Hug – General and Administrative Overhead; Mr. Richards – Developer Obligation; Mr. Myers – New Owners; and Mr. Brodsky – New Owners.

Modified 2020 Annual Incentive Program due to Impact of COVID-19. With the impact of the COVID-19 pandemic continuing, the Committee understood it was not possible to achieve the full year plan for adjusted EBITDA, under the 2020 Annual Incentive Program as originally designed. The Committee determined it was necessary to take action because the program could no longer fulfill its purpose of incentivizing performance delivery in light of the significant and abrupt impact of COVID-19 on our business. The Committee approved a partial year Annual Incentive Plan focused on performance delivery in the period from July 1, 2020 to December 31, 2020 with a maximum incentive opportunity equal to 50% of full-year target incentive based on two equally weighted financial performance metrics, adjusted Free Cash Flow and Adjusted EBITDA for consolidated Travel + Leisure performance. With a focus on ensuring the resilience of our business, the entire incentive opportunity under this revised partial year plan is based on consolidated performance and there is no strategic goal component. No amount could be earned above 50% of target for over delivery.

Under the modified 2020 annual incentive program, on August 10, 2020 financial performance targets were approved as follows for two equally weighted metrics at the Company consolidated business level:

	Minimum Threshold Tier 1		Tier 2		Maximum Tier 3
	$M	% of target annual incentive opportunity	$M	% of target annual incentive opportunity	$M	% of target annual incentive opportunity
Adjusted EBITDA	$310M	10%	$320M	20%	$330M	25%
Adjusted Free Cash Flow	$25M	10%	$35M	20%	$45M	25%

2020 Adjusted EBITDA fell below the minimum threshold of $310 million; therefore, no incentive was earned for achievement against Adjusted EBITDA. 2020 Adjusted Free Cash Flow under the modified 2020 program was $55 million, as measured for bonus calculation purposes. Based on achievement against financial performance metrics, a total payout of 25% of target annual incentive plan opportunity was achieved.

The Committee reviewed the consolidated results described above together with Mr. Brown's individual performance and determined that he should receive a 2020 annual incentive compensation award at 25% of his target annual incentive award opportunity. No adjustments were made for individual performance.

Likewise, management reviewed the consolidated results described above together with the individual performance of Mr. Hug, Mr. Richards and Mr. Brodsky and recommended to the Committee that they receive a 2020 annual incentive compensation award at 25% of their respective target annual incentive award opportunities. No adjustments were made for individual performance.

Based on his role as Chief Sales and Marketing Officer, Mr. Myers’ annual incentive award under our annual compensation program accounts for 50% of his annual cash bonus opportunity while his sales incentive cash bonus accounts for the remaining 50% of his cash bonus opportunity. Management reviewed the consolidated results described above together with Mr. Myers’ individual performance and recommended to the Committee that he receive a 2020 annual incentive compensation award at 25% of target for the portion of his annual incentive compensation attributable to our annual incentive compensation program. No adjustments were made for individual performance. The 2020 sales incentive plan paid out at 68% of target level measured against targets for Net Operating Income and Revenue for Wyndham Vacation Clubs North America. These targets were initially set in the first quarter and, as a result of the continuing impact of COVID-19 on our operations, were reset for the period August to December to ensure they were challenging but achievable for the remainder of the year.

The Non-Equity Incentive Plan columns of the Summary Compensation Table list the annual incentive compensation we paid our named executive officers for 2020. No 2020 annual incentive compensation payment was made to Mr. Dettmer.

Long-Term Incentive Compensation
Consistent with our Total Compensation Strategy, we provide our named executive officers with long-term incentive compensation to drive stock price appreciation, to reward multi-year business plan delivery aligned with shareholder interests and to promote executive retention. Accordingly, our long-term incentive compensation for our named executive officers generally focuses on aligning their interests with those of shareholders, achieving competitiveness with the external market, rewarding key talent contributions and retention. Long-term incentive compensation awards are granted under our 2006 Equity and Incentive Plan. Our compensation consultant and the Committee periodically review our plan design to confirm its consistency with our peers with respect to items such as long-term incentive mix prevalence and vesting provisions.

As a general matter, management annually recommends to the Committee an aggregate budget available for long-term incentive compensation. Long-term incentive compensation is recommended by management (other than for our CEO) and granted by the Committee to the named executive officers based on individual performance review, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include consolidated or business unit results of operations, achievement of strategic objectives and demonstrated leadership.

2020 Long-Term Incentive Awards. In early March 2020, consistent with our 2019 plan design, the Committee determined to grant LTIP awards to our named executive officers and other members of our senior management team. These awards took the form of a combination of PSUs, stock options and time-vesting RSUs. The RSUs and non-qualified stock options are scheduled to vest ratably over a period of four years on each anniversary of March 10, 2020, subject to continued employment. PSUs will vest subject to achievement of three-year performance conditions and continued employment.

For 2020, the CEO's annual long-term incentive award mix was as follows: 60% PSUs, 25% non-qualified stock options and 15% time-vesting RSUs. For other executive officers, awards mix was as follows: 25% PSUs, 25% stock options and 50% time-vesting RSUs.

Each of our named executive officers was granted PSUs which can be earned based on achievement of our cumulative adjusted EPS performance target measured over a three-year performance period. Management and the Committee believe that cumulative adjusted EPS is a sound multi-year profitability measure that is complementary to our short term bonus performance metric, adjusted EBITDA, and a strong indicator of the value we return to our shareholders.

PSUs granted to our CEO and our CFO incorporate an additional performance metric based on average ROIC measured over the three-year performance period. Efficient, effective use of capital is highly correlated with value creation, provides guardrails for investment decisions and is a key indicator in our long range business plan. The CEO and the CFO are primary decision makers as it relates to the use of capital. Therefore, of the PSUs awarded to the CEO and CFO, approximately 15%, can be earned based on achievement versus average ROIC target and approximately 85% of PSUs can be earned based on cumulative adjusted EPS. The three-year targets for cumulative adjusted EPS and average ROIC are set to generally align with our strategic growth plan. We generally do not disclose forward-looking goals before the close of the performance period as it is competitively sensitive information.

One-Time CEO Equity Award Determined Before COVID-19. On March 4, 2020, before the COVID-19 pandemic severely impacted our operations and separate from his 2020 target annual long-term incentive plan (LTIP) award, the Committee approved a one-time stock-based long-term incentive grant for Mr. Brown. The Committee determined this was an appropriate action to secure Mr. Brown's strong leadership during a period of significant expansion for the Company. After reviewing Mr. Brown's pay and CEO pay for our peers based on competitive data provided by the Committee's independent consultant, Mr. Brown was awarded equity with a $5 million grant date fair value consisting of 50% time-based RSUs cliff vesting in three years (adjusted from five years to align with one-time awards made in May to the broader management team) and 50% non-qualified stock options cliff vesting in five years. The cliff vesting is designed to promote retention, and the award as a whole is designed to further align the interests of our CEO with those of our shareholders, with significant value tied to our stock price and with our CEO recognizing value from the stock option component of the award only if our stock price exceeds the exercise price during the period of exercisability. These awards, along with the regular annual LTIP award, are subject to meaningful stock ownership guidelines.

One-Time Equity Awards to Key Talent (excluding CEO). In May 2020, with the impact of the COVID-19 pandemic continuing and projected to extend into 2021, the Committee recognized the need to balance pay-for-performance principles with retention goals in the context of the pandemic and determined that it was critical to retain and motivate key talent through the recovery. In granting these awards, the Committee took into consideration that we operate in a highly competitive industry with few large publicly traded players and that our major competitors for talent are also based in the same geographic area. Accordingly, in May 2020, the Committee approved grants of one-time special equity awards in the form of time-based RSU awards to key talent, including our executive officers other than our CEO. These awards cliff vest in three years on May 25, 2023. The grant date fair value of each one-time award was equal to 50% of the participant’s 2020 target long-term incentive award.

Shareholder Outreach
We have continued our shareholder outreach program to seek feedback on our governance and executive compensation practices. In 2020 members of management reached out to our 15 largest shareholders representing 53% of our total outstanding shares.

Compensation Actions for 2021
The acquisition of Travel + Leisure on January 5, 2021 resulted in the addition of a new business line focused on the expansion of our business beyond timeshare and timeshare exchange. Additionally, with the impact of COVID-19 continuing into 2021, the Committee took several additional actions in 2021 to ensure management, including our executive officers, are motivated to deliver against priorities necessary to return the business to pre-COVID-19 performance levels.

•Executive Officer New Appointment: Noah Brodsky was appointed to an expanded role effective with the acquisition of Travel + Leisure. He retained his Chief Brand Officer responsibilities and was appointed to the additional role of President, Travel + Leisure Group. Commensurate with this expanded role, management reviewed his compensation. Based on competitive compensation data from the Committee's independent consultant, the Committee approved the following total direct compensation package for Mr. Brodsky for 2021.

Base Salary	Target Annual Incentive		LTIP Target Value	Target Total Direct
$500,000	85%	$425,000	$1,570,000	$2,495,000

•2021 Annual Incentive Plan: As the COVID-19 pandemic continues to impact our business and uncertainty remains as to the pace and duration of the anticipated recovery, the Committee determined a responsive action was necessary on a temporary basis to incentivize executive leadership and the broader management team to deliver against the Company's strategic and financial priorities as the year unfolds. The 2021 Annual Incentive Plan will comprise two six-month performance periods. For the first performance period (January 1, 2021 to June 30, 2021), up to 50% of the target annual incentive plan opportunity will be based on achievement against two financial targets: Adjusted EBITDA weighted 75% and Adjusted Free Cash Flow weighted 25%. No amount above 50% of target award opportunity may be achieved solely based on the first six-month period. Management will recommend and the Committee will review and approve financial metrics and targets for the second six-month period later in the year. To ensure alignment with strategic priorities, the CEO and his leadership team will have 10% weighting on one annual strategic goal for the full year and 90% weighting on financial targets for the full year. For 2021 this annual strategic goal will be focused on Inclusion and Diversity priorities. Any annual incentive plan award earned will be determined by the Committee and paid at one time after the close of fiscal year 2021. Any above target achievement and payment will be assessed based on full year performance. The maximum payout that may be earned is 150% of target for the full year.

•2021 Long-Term Incentive Plan Awards: Our total compensation strategy is designed to attract high performing senior management talent and to support a high-performance environment. The Committee believes attracting and retaining high performing senior management is integral to our success particularly in the context of both the continuing impact of the COVID-19 pandemic on our business and the planned expansion of our business under the new umbrella of Travel + Leisure Co. For 2021 in response to the current environment the Committee determined it was appropriate to modify the mix of LTIP awards made to our executive officers. This approach is anticipated to be temporary. In March 2021, the CEO was awarded 70% time-vesting RSUs and 30% non-qualified stock options. Our other named executive officers were awarded 100% time-vesting RSUs. The CEO was awarded LTIP Modifier PSUs that provide the opportunity to earn up to an additional 50% of his target LTIP award. Our other executive officers were awarded LTIP Modifier PSUs that provide the opportunity to earn up to an additional 25% of their respective target LTIP awards. The vesting of these PSUs is contingent upon achievement of exceptional performance that is in excess of target. No portion of these PSUs awarded as a modifier will vest for performance achievement at target or below target. The Company will deliver one share of common stock to the executive for each PSU that vests.

Perquisites
We provide our named executive officers with perquisites that management and the Committee believe are reasonable, competitive and consistent with our Total Compensation Strategy. Management and the Committee believe that our perquisites help us to retain highly talented managers and allow them to operate more effectively.

To ensure consistency with market practices, the Committee periodically reviews a market assessment of competitive perquisite practices utilizing widely available market data publications from Aon and other compensation consultants.

In February 2020, the Committee approved perquisites for the named executive officers including a leased automobile and financial planning services. For certain perquisites, the named executive officers other than Mr. Brown receive a tax gross-up payment, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite. Mr. Brown does not receive tax gross-up payments on perquisites. The 2020 All Other Compensation Table lists compensation attributable to perquisites provided to the named executive officers for 2020.

Deferred Compensation Plans
Officer Deferred Compensation Plan. Our nonqualified officer deferred compensation plan permits named executive officers to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary, annual cash incentive compensation and annual cash sales incentive compensation. However, Company matching contributions were suspended from July 6, 2020 until December 31, 2020 in connection with cost management efforts taken in response to the COVID-19 crisis.

The executive makes an irrevocable deferral election prior to the beginning of the calendar year. The executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments up to ten years. The participant’s entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our named executive officers are listed in the Nonqualified Deferred Compensation Table.

401(k) Plan. We provide all employees, including our named executive officers, with a 401(k) plan after the initial year of service. Our 401(k) plan permits named executive officers to defer base salary, subject to applicable IRC dollar limits. We provide named executive officers and other participants a Company match of base salary contributed up to 6% of base salary as permitted under the plan and subject to applicable IRC dollar limits. The Company match is 100% vested. Company matching contributions were reduced to up to 3% of base salary as permitted under the plan from July 6, 2020 until December 31, 2020.

Savings Restoration Plan. We make available to our named executive officers a savings restoration plan, which allows executives to defer compensation in excess of the amounts permitted by the Internal Revenue Code of 1986, as amended (Code), but there are no matching contributions for these deferrals. None of our named executive officers participate in our Savings Restoration Plan.

Severance Arrangements
The employment agreements and employment letters of our named executive officers provide for payments as a percentage of base salary and annual incentive compensation, as well as accelerated vesting of specified long-term equity grants, and in the case of performance-based equity awards, vesting based on performance during a specified period, if the executive’s employment is terminated without cause or, if applicable, for a constructive discharge. These payments and terms are discussed more specifically below under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”

The severance terms for the named executive officers were established in connection with their employment agreements and employment letters consistent with peer group market practices. We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination. The severance terms do not enhance an executive’s current income and therefore are independent of the peer group data review.

Change-in-Control Arrangements
In the event of a change-in-control of Travel + Leisure, the named executive officers receive cash severance payments only if their employment is terminated without cause or, if applicable, for constructive discharge following the change-in-control. Our named executive officers are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term equity compensation grants made to all eligible employees, including the named executive officers, fully vest on a change-in-control. The payments and terms of our named executive officers’ change-in-control arrangements are discussed under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”

The change-in-control terms for the named executive officers established in connection with their employment agreements are generally consistent with peer group market practices. Since a potential change-in-control transaction generally results in increased shareholder value, the Committee believes that it is important to provide incentives to motivate the named executive officers to pursue and complete a potential transaction should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change-in-control. The terms do not enhance the named executive officers’ current income and therefore are independent of the peer group data review.

Executive Officer Stock Ownership Guidelines
Our Executive Officer Stock Ownership Guidelines are intended to align further the interests of executive officers with the interests of shareholders. The guidelines require our named executive officers to own our common stock with a market value at least equal to the following multiples: CEO: 4 times base salary, CFO: 2 times base salary, and all other executive officers: 1 times base salary. Named executive officers have a period of five years after first becoming an executive officer subject to the guidelines to achieve compliance with this ownership requirement. Stock ownership meeting the guidelines includes common stock and RSUs but excludes PSUs and stock options. As of December 31, 2020, all of the named executive officers exceeded these stock ownership requirements.

Policy Against Hedging and Pledging of Company Stock
Our insider trading policy contains restrictions on transactions in our securities by our Directors, executive officers and other employees who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or engaging in any derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of Travel + Leisure securities. These persons are also prohibited under this policy from pledging Travel + Leisure securities as collateral for personal loans, including holding Travel + Leisure securities in margin accounts.

Compensation Committee Report
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
Louise F. Brady (Chair)
James E. Buckman
Denny Marie Post
Michael H. Wargotz

2020 Summary Compensation Table
The following table summarizes compensation paid to our named executive officers for 2020, 2019, and 2018.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)
Michael D. Brown (d)	2020	906,159	—	7,374,929	4,124,994	412,500	109,010	12,927,592
President and Chief Executive Officer	2019	1,000,002	—	4,049,941	1,249,998	1,455,000	180,488	7,935,429
	2018	868,464	—	3,899,913	2,499,997	1,168,080	27,792	8,464,246
Michael A. Hug	2020	571,906	—	2,687,407	537,493	108,281	87,899	3,992,986
Chief Financial Officer	2019	550,014	—	1,549,927	499,997	400,125	120,853	3,120,916
	2018	469,184	—	1,699,866	499,998	316,728	100,957	3,086,733
Geoffrey Richards	2020	519,916	—	2,499,964	499,994	111,563	83,158	3,714,595
Chief Operating Officer, Wyndham Destinations	2019	500,011	—	1,499,955	499,997	333,750	112,483	2,946,196
	2018	434,238	—	1,699,866	499,998	354,729	104,453	3,093,284
Jeffrey Myers	2020	515,925	—	2,499,964	499,994	240,546	89,468	3,845,897
Chief Sales and Marketing Officer, Wyndham Destinations	2019	500,011	—	1,499,955	499,997	425,000	124,898	3,049,861
	2018	449,587	—	1,724,953	499,998	537,839	119,566	3,331,943
Noah Brodsky (e)	2020	423,900	—	1,499,916	299,997	80,625	72,519	2,376,957
Chief Brand Officer	2019	400,005	—	749,978	249,994	291,000	374,035	2,065,012
	2018	—	—	—	—	—	—	—
Brad Dettmer (e) (f)	2020	177,496	—	562,453	187,493	—	1,636,504	2,563,946
Former Chief Information Officer	2019	—	—	—	—	—		—
	2018	—	—	—	—	—		—
_______________
(a)Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 22 to our 2020 audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 24, 2021. The amount in the stock awards column reflects the grant date fair value of time-vesting RSUs and of PSUs at target granted under the 2020 LTIP as well as the special one-time award of time-vested RSUs granted to our CEO in March 2020 (vesting adjusted in May 2020) and to our other named executive officers in May 2020. The grant date fair value of PSUs assuming maximum performance achievement under award terms is as follows: Mr. Brown, $6,629,848; Mr. Hug, $1,074,920; Mr. Richards, $999,981; Mr. Myers, $999,981; Mr. Brodsky, $599,923; Mr. Dettmer, $374,941.
(b)For 2020, represents annual incentive compensation for 2020, paid in 2021 under our modified annual incentive plan and for Mr. Myers, also sales incentive compensation earned in 2020, paid in 2021. The total payout for Mr. Myers under the sales incentive plan for 2020 was $175,546.
(c)See All Other Compensation Table for a description of compensation included in this column.
(d)Mr. Brown elected to forgo his base salary beginning on April 1, 2020, related to the effects of COVID-19. His base salary was reinstated May 26, 2020 aligned with when our resorts started reopening.
(e)Information is not reported for Mr. Brodsky for 2018 because 2019 was his first year as a named executive officer and for Mr. Dettmer no information is reported for 2018 or 2019 because 2020 was his first year as a named executive officer.
(f)Mr. Dettmer's employment with the Company terminated on June 15, 2020. His partial year base salary is reflected here.

2020 All Other Compensation Table
The All Other Compensation column in the Summary Compensation Table includes the following for 2020.

	Mr. Brown ($)	Mr. Hug ($)	Mr. Richards ($)	Mr. Myers ($)	Mr. Brodsky ($)	Mr. Dettmer ($)
Company automobile (a)	28,732	25,950	22,830	24,542	17,335	13,908
Financial planning services (b)	13,513	13,072	13,015	13,015	12,969	—
401(k) company match	17,100	16,891	16,272	15,196	14,817	10,650
Deferred compensation company match	46,119	23,486	22,138	24,415	17,371	8,875
Recognition Events (c)	—	—	—	8,284	2,755	2,556
Aggregate tax gross-up (d)	—	8,500	8,903	4,016	7,272	5,435
Executive Physical (e)	3,546	—	—	—	—	—
Severance (f)	—	—	—	—	—	1,595,080
Total (g)	109,010	87,899	83,158	89,468	72,519	1,636,504
_______________
(a)Aggregate incremental cost of automobile benefit calculated as the aggregate Company payment less any executive contribution. The amounts for company payment include insurance and other charges and exclude tax gross-up described below.
(b)Amounts exclude tax gross-up described below.
(c)Mr. Myers, Mr. Brodsky and Mr. Dettmer attended employee recognition events and these additional amounts were recognized as income related to their attendance. They did not receive tax-gross up payments related to these amounts.
(d)Mr. Brown does not receive tax-gross up payments on perquisites. Aggregate tax gross-up for our other named executive officers consisted of the following: Mr. Hug: automobile $6,495 and financial planning $2,005; Mr. Richards: automobile $6,898 and financial planning $2,005; Mr. Myers: automobile $2,011 and financial planning $2,005; Mr. Brodsky: automobile $5,267 and financial planning $2,005; Mr. Dettmer: automobile $5,435.
(e)Aggregate cost to us of annual executive physicals for our named executive officers.
(f)Mr. Dettmer's employment with the Company was terminated effective June 15, 2020. The severance amount includes his cash severance payment of $1,297,800; the value of his accelerated RSUs of $231,964 (calculated based on the number of RSUs vested on his termination date multiplied by the $31.85 closing market price of our common stock on June 15, 2020); reimbursement of costs for continuing healthcare coverage under COBRA of $47,316; and outplacement services of $18,000. No amount is reflected for the accelerated stock options because all options were out-of-the-money on termination date. In addition, Mr. Dettmer's outstanding PSU awards vested on June 15, 2020 and will be paid on a prorated basis with 12 additional months of vesting credit, subject to achievement of the applicable performance goals, at the same time generally paid to active employees.
(g)The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid on vesting of RSUs are not reflected in the table above.

2020 Grants of Plan-Based Awards Table
The following table summarizes grants of plan-based awards made to the named executive officers in 2020.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	All Other Option Awards: Number of Securities Underlying Options (#) (c)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (d) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Brown	3/4/2020							23,757			974,987
	3/4/2020							60,916 (f)			2,499,993
	3/4/2020								223,521	41.04	1,624,998
	3/4/2020								343,406 (f)	41.04	2,499,996
	3/4/2020				20,193	80,774	137,315				3,314,965
	3/4/2020				3,563	14,254	24,231				584,984
	(e)	406,050	1,624,200	2,436,300
Mr. Hug	3/4/2020							26,193			1,074,961
	5/13/2020							48,952			1,074,986
	3/4/2020								73,933	41.04	537,493
	3/4/2020				2,783	11,132	22,264				456,857
	3/4/2020				491	1,964	3,928				80,603
	(e)	107,394	429,578	644,366
Mr. Richards	3/4/2020							24,366			999,981
	5/13/2020							45,537			999,993
	3/4/2020								68,775	41.04	499,994
	3/4/2020				3,045	12,183	24,366				499,990
	(e)	110,649	442,595	663,893
Mr. Myers	3/4/2020							24,366			999,981
	5/13/2020							45,537			999,993
	3/4/2020								68,775	41.04	499,994
	3/4/2020				3,045	12,183	24,366				499,990
	(e)	167,882	516,560	903,980
Mr. Brodsky	3/4/2020							14,619			599,964
	5/13/2020							27,322			599,991
	3/4/2020								41,265	41.04	299,997
	3/4/2020				1,827	7,309	14,618				299,961
	(e)	79,658	318,630	477,945
Mr. Dettmer	3/4/2020							9,137			374,982
	3/4/2020								25,790	41.04	187,493
	3/4/2020				1,142	4,568	9,136				187,471
		—	—	—
_______________
(a)Represents potential threshold, target and maximum number of shares that may be earned under PSU awards granted on March 4, 2020. PSUs are subject to vesting based on achievement against pre-established performance metrics measured over the three-year performance period (January 1, 2020 to December 31, 2022). For Mr. Brown and Mr. Hug, the first line item in these columns reflects their PSUs that may be earned based on cumulative adjusted EPS performance and the second line item reflects the PSUs that may be earned based on average ROIC performance. For Mr. Brown the award was modified to reduce the total maximum potential payout from 200% to 170% of target in recognition of annual award limits under the equity and incentive plan.

(b)Except as otherwise noted in footnote (f) below, represents grants of time-vesting RSUs as follows: RSUs granted on March 4, 2020 under the 2020 LTIP, which vest ratably over a period of four years on each anniversary of March 10, 2020; and RSUs granted on May 13, 2020 as special one-time grants in light of the impact of COVID-19, which cliff vest after three years on May 25, 2023.
(c)Except as otherwise noted in footnote (f) below, represents a grant of non-qualified stock options under the 2020 LTIP, which vest ratably over a period of four years on each anniversary of March 10, 2020.
(d)Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 22 to our 2020 audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 24, 2021.

(e)Represents potential threshold, target and maximum annual incentive compensation under the original 2020 annual incentive program. Under the modified 2020 annual incentive program approved in August 2020, each participant becomes eligible to earn a minimum of 10% of their target annual award for minimum threshold achievement and a maximum of 50% of their target annual award opportunity. Amounts actually paid for 2020 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Potential threshold, target and maximum for Mr. Myers includes amounts for annual incentive compensation and his continued participation in the sales incentive plan.

(f)Represents Mr. Brown's special one-time equity award granted on March 4, 2020 which consists of 50% time-based RSUs cliff vesting on March 10, 2025, subsequently changed to cliff vesting on March 10, 2023 (aligning with broader management teams' special one-time equity awards), and 50% non-qualified stock options cliff vesting on March 10, 2025.

Under our 2006 Equity and Incentive Plan, as amended and restated, all grants set forth in the table fully vest on a change-in-control. Dividends paid on our common stock are paid in cash only to the extent the underlying RSUs and PSUs vest.

Outstanding Equity Awards at 2020 Fiscal Year-End Table
The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers as of December 31, 2020.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Brown	6/1/2018	147,405	147,406 (b)	48.71	6/1/2024
	3/7/2019	34,799	104,399 (c)	44.38	3/7/2029
	3/4/2020	—	223,521 (d)	41.04	3/4/2030
	3/4/2020		343,406 (e)	41.04	3/4/2030
	6/1/2018					25,662 (f)	1,151,197
	3/7/2019					12,675 (g)	568,601
	3/4/2020					23,757 (h)	1,065,739
	3/4/2020					60,916 (i)	2,732,692
	3/7/2019							16,899 (k)	758,089
	3/7/2019							1,689 (k)	75,769
	3/4/2020							20,193 (l)	905,858
	3/4/2020							3,563 (l)	159,836
Mr. Hug	6/1/2018	29,481	29,481 (b)	48.71	6/1/2024
	3/7/2019	13,919	41,760 (c)	44.38	3/7/2029
	3/4/2020	—	73,933 (d)	41.04	3/4/2030
	6/1/2018					15,397 (f)	690,709
	3/7/2019					16,899 (g)	758,089
	3/4/2020					26,193 (h)	1,175,018
	5/13/2020					48,952 (j)	2,195,987
	3/7/2019							2,816 (k)	126,326
	3/7/2019							281 (k)	12,606
	3/4/2020							2,783 (l)	124,845
	3/4/2020							491 (l)	22,026
Mr. Richards	6/1/2018	29,481	29,481 (b)	48.71	6/1/2024
	3/7/2019	13,919	41,760 (c)	44.38	3/7/2029
	3/4/2020	—	68,775 (d)	41.04	3/4/2030
	6/1/2018					15,397 (f)	690,709
	3/7/2019					16,899 (g)	758,089
	3/4/2020					24,366 (h)	1,093,059
	5/13/2020					45,537 (j)	2,042,790
	3/7/2019							2,816 (k)	126,326
	3/4/2020							3,045 (l)	136,599
Mr. Myers	6/1/2018	29,481	29,481(b)	48.71	6/1/2024
	3/7/2019	13,919	41,760 (c)	44.38	3/7/2029
	3/4/2020	—	68,775 (d)	41.04	3/4/2030
	6/1/2018					15,397 (f)	690,709
	3/7/2019					16,899 (g)	758,089
	3/4/2020					24,366 (h)	1,093,059
	5/13/2020					45,537 (j)	2,042,790
	3/7/2019							2,816 (k)	126,326
	3/4/2020							3,045 (l)	136,599

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Brodsky	6/1/2018	14,740	14,741 (b)	48.71	6/1/2024
	3/7/2019	6,959	20,880 (c)	44.38	3/7/2029
	3/4/2020	—	41,265 (d)	41.04	3/4/2030
	6/1/2018					7,699 (f)	345,377
	3/7/2019					8,450 (g)	379,067
	3/4/2020					14,619 (h)	655,808
	5/13/2020					27,322 (j)	1,225,665
	3/7/2019							1,408 (k)	63,163
	3/4/2020							1,827 (l)	81,959
Mr. Dettmer	6/1/2018	16,582	— (m)	48.71	6/1/2024
	3/7/2019	10,439	— (m)	44.38	6/15/2025
	3/4/2020	6,447	— (m)	41.04	6/15/2025
	3/7/2019							864 (k)	38,759
	3/4/2020							554 (l)	24,852
_______________
(a)Calculated using closing price of Travel + Leisure common stock on the New York Stock Exchange on December 31, 2020, of $44.86.
(b)Grant of stock options, which vest ratably over a period of four years on each anniversary of June 1, 2018.
(c)Grant of stock options, which vest ratably over a period of four years on each anniversary of March 7, 2019.
(d)Grant of stock options, which vest ratably over a period of four years on each anniversary of March 10, 2020.
(e)Grant of stock options, which cliff vest after five years on March 10, 2025.
(f)Grant of RSUs, which vest ratably over a period of four years on each anniversary of June 1, 2018.
(g)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 7, 2019.
(h)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2020.
(i)Grant of RSUs, which cliff vest after three years on March 10, 2023.
(j)Grant of RSUs, which cliff vest after three years on May 25, 2023.
(k)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2021, based on cumulative adjusted EPS, and for our CEO and CFO, cumulative adjusted EPS and average ROIC, as measured against the pre-established performance tiers. Amount reported is based on performance through December 31, 2020, and represents the number of shares which may be earned for threshold performance. In connection with his termination of employment, Mr. Dettmer will earn a prorated number of these shares, subject to performance achievement.
.
(l)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2022, based on cumulative adjusted EPS, and for our CEO and CFO, cumulative adjusted EPS and average ROIC, as measured against the pre-established performance tiers. Amount reported is based on performance through December 31, 2020, and represents the number of shares which may be earned for threshold performance. In connection with his termination of employment, Mr. Dettmer will earn a prorated number of these shares, subject to performance achievement.

(m)Grant of stock options. Any stock options that were scheduled to be vested within 12 months of termination were accelerated and remain outstanding for 5 years following termination subject to any earlier expiration date. Remaining stock options were cancelled.

2020 Option Exercises and Stock Vested Table
The following table summarizes vesting of RSUs held by the named executive officers in 2020. During 2020, no options were exercised by, and there was no vesting of PSUs held by, our named executive officers.

Name	Option Awards			Stock Awards
	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Mr. Brown	—	—	—	3/7/2020	4,224	160,216
	—	—	—	6/1/2020	12,831	426,631
Mr. Hug	—	—	—	3/7/2020	5,633	213,660
	—	—	—	6/1/2020	7,699	255,992
Mr. Richards	—	—	—	3/7/2020	5,633	213,660
	—	—	—	6/1/2020	7,699	255,992
Mr. Myers	—	—	—	3/7/2020	5,633	213,660
	—	—	—	6/1/2020	7,699	255,992
Mr. Brodsky	—	—	—	3/7/2020	2,816	106,811
	—	—	—	6/1/2020	3,849	127,979
Mr. Dettmer	—	—	—	3/7/2020	2,112	80,108
	—	—	—	6/1/2020	2,887	95,993
	—	—	—	6/15/2020	2,887	91,951
	—	—	—	6/15/2020	2,112	67,267
	—	—	—	6/15/2020	2,284	72,745
_______________
(a)Amounts in this column reflect the number of shares vested multiplied by the closing market price per share on the vesting date of Travel + Leisure common stock (or the preceding trading day if the vesting date fell on a date on which there was no trading on the New York Stock Exchange) as follows: March 7, 2020, $37.93; June 1, 2020, $33.25 and June 15, 2020, $31.85.

2020 Nonqualified Deferred Compensation Table
The following table provides information regarding 2020 nonqualified deferred compensation for the named executive officers under our Officer Deferred Compensation Plan. None of our named executive officers have a balance under our Savings Restoration Plan.

Name	Executive Contributions in 2020	Company Contributions in 2020	Aggregate Earnings in 2020	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2020
	($)(a)	($)(b)	($)(c)	($)	($)(d)
Mr. Brown	79,120	46,119	87,699	—	467,123
Mr. Hug	40,811	23,486	242,642	10,615	1,404,944
Mr. Richards	75,778	22,138	292,160	—	1,667,151
Mr. Myers	66,692	24,415	280,469	—	1,726,492
Mr. Brodsky	30,271	17,371	40,582	—	250,197
Mr. Dettmer	8,875	8,875	35,274	—	290,864

(a)All amounts are included as 2020 compensation in the Summary Compensation Table. Includes amounts applicable to 2020 annual incentive compensation paid in 2021 and annual sales incentive compensation paid in 2020.
(b)All amounts are reported as 2020 compensation in the All Other Compensation Table. Includes amounts applicable to 2020 annual incentive compensation paid in 2021 and annual sales incentive compensation paid in 2020.
(c)Represents gains or losses in 2020 on investment of aggregate balance.
(d)Salary, annual incentive compensation and annual sales incentive compensation deferred under the Officer Deferred Compensation Plan, as well as Company contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned. As a result, this column includes amounts that have been reported as compensation in the Summary Compensation Table in previously filed proxy statements for those named executive officers who have previously served as named executive officers. This column reflects the ending balance posted to named executive officer accounts at December 31, 2020 and does not include 2020 annual incentive compensation paid in 2021.

Our Officer Deferred Compensation Plan is described in the Compensation Discussion and Analysis. The aggregate balances of the named executive officers are invested based on the executive’s investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2020, we offered a choice of investment options including money market, debt, equity and lifecycle funds.

Agreements with Named Executive Officers
The following describes our employment, termination and related arrangements with our named executive officers. Additional information regarding the termination arrangements of our named executive officers can be found under "Potential Payments on Termination or Change-in-Control."

Mr. Brown
Employment Agreement. We entered into a new employment agreement with Michael Brown, our CEO, dated June 1, 2018, in connection with his assuming the CEO position.

Mr. Brown’s agreement provides for a minimum base salary of $1 million, and an annual incentive compensation opportunity with a target amount equal to 150% of his base salary subject to meeting performance goals. Mr. Brown is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers.

Mr. Brown’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 299% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his target annual incentive award, and provided that if such termination occurs before completion of three fiscal years following the effective date of the employment agreement, such annual incentive amount shall be equal to his target annual incentive opportunity). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) granted on or after the effective date of the employment agreement, which would have otherwise vested within 1 year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) granted on or after the effective date of his employment agreement will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a 2 year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.

Under his employment agreement, Mr. Brown has agreed to be subject to various restrictive covenants. Mr. Brown’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Hug
Employment Agreement. We entered into an employment agreement with Michael Hug, our CFO, dated June 1, 2018, in connection with his assuming the CFO position.

Mr. Hug’s agreement provides for a minimum base salary of $550,000 and an annual incentive compensation opportunity with a target amount equal to 75% of his base salary subject to meeting performance goals. Mr. Hug is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers.
Mr. Hug’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 200% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his target annual incentive award, and provided that if such termination occurs before completion of three fiscal years following the effective date of the employment agreement, such annual incentive amount shall be equal to his target annual incentive opportunity). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) granted on or after the effective date of the employment agreement, which would have otherwise vested within 1 year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) granted on or after the effective date of his employment agreement will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a 2 year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.
Under his employment agreement Mr. Hug has agreed to be subject to various restrictive covenants. Mr. Hug’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Richards
Employment Letter. In May 2018, we entered into an employment letter with Mr. Richards with an effective date of June 1, 2018. Mr. Richards’ employment letter initially provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Richards’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Richards with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Richards’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Richards was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Richards relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Richards’ entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Myers
Employment Letter. In May 2018, we entered into an employment letter with Mr. Myers with an effective date of June 1, 2018. Mr. Myers’ employment letter initially provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 50% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee, continued participation in the Sales & Marketing Leadership Incentive Plan with a target award of $250,000 from the effective date as approved by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Myers’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Myers with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Myers’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Myers was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Myers relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Myers’ entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Brodsky
Employment Letter. In May 2018, we entered into an employment letter with Mr. Brodsky with an effective date of June 1, 2018. Mr. Brodsky’s employment letter initially provides for a base salary of $400,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of long-term incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Brodsky’s employment letter provides that if his employment were terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Brodsky with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Brodsky's then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based long-term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Brodsky was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Brodsky relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Brodsky's entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Dettmer
Separation and Release Agreement. Mr. Dettmer's employment with the Company terminated on June 15, 2020. In connection with Mr. Dettmer's separation from employment, we entered into a separation and release agreement in June 2020. Pursuant to the terms of the separation and release agreement, Mr. Dettmer received severance payments and benefits as follows: (i) a lump sum cash severance of $1,297,800; (ii) accelerated vesting of 7,283 outstanding RSUs ($231,964); (iii) accelerated vesting of 17,194 outstanding non-qualified stock options and remain outstanding for 5 years following termination subject to any earlier expiration date; (iv) vesting of 3,457 PSUs for the performance period from January 1, 2019 through December 31, 2021 and 2,217 PSUs for the performance period from January 1, 2020 through December 31, 2022, representing a prorated portion of his outstanding PSU awards plus 12 months of vesting credit, with the payment of any such PSUs subject to achievement of the performance goals; (v) reimbursement for the costs of continuing healthcare coverage under COBRA for up to 18 months ($47,316); and (vi) outplacement services ($18,000). Mr. Dettmer has agreed to be subject to various restrictive covenants and his entitlement to the foregoing severance payments and benefits was subject to his execution and non-revocation of a general release of claims in favor of the Company.

Consulting Agreement. In connection with his termination from employment, the Company entered into a consulting agreement with Mr. Dettmer to provide consulting services related to IT projects supporting operational efficiencies in the Company’s business, as well as ongoing programs and projects as may be assigned under the agreement. The term of the agreement, and the provision of services under the agreement, commenced on January 1, 2021 and will end on December 31, 2021 unless sooner terminated by the parties. Compensation for services under the agreement is $60,000 per month paid in arrears. Mr. Dettmer will also be entitled to reimbursement of any reasonable and necessary travel and other related out-of-pocket expenses incurred during the term of the agreement.

Potential Payments on Termination or Change-in-Control
The following table describes the potential payments and benefits to which the named executive officers who served during 2020 would be entitled upon termination of employment or change-in-control. The payments described in the table are based on the assumption that the termination of employment or change-in-control occurred on December 31, 2020.
Mr. Dettmer ceased employment with the Company effective June 15, 2020. For a description of the severance payments and benefits to which Mr. Dettmer became entitled in connections with his cessation of employment, see under "Agreements with Named Executive Officers - Mr. Dettmer" and "2020 All Other Compensation Table."

Name	Termination Event	Cash Severance ($)	Continuation of Medical Benefits ($)(a)	Acceleration of Equity Awards ($)	Total Termination Payments ($)
Mr. Brown	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	15,332,613 (b)	15,332,613
	Termination without Cause or Constructive Discharge	8,222,500	49,023	2,805,356 (c)	11,076,879
	Qualifying Termination Following Change-in-Control	8,222,500	49,023	15,332,613 (b)	23,604,136
Mr. Hug	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	6,265,664 (b)	6,265,664
	Termination without Cause or Constructive Discharge	2,021,250	49,023	1,205,785 (c)	3,276,058
	Qualifying Termination Following Change-in-Control	2,021,250	49,023	6,265,664 (b)	8,335,937
Mr. Richards	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	5,919,334 (b)	5,919,334
	Termination without Cause	1,942,500	48,356	1,160,931 (c)	3,151,787
	Qualifying Termination Following Change-in-Control	1,942,500	48,356	5,919,334 (b)	7,910,190
Mr. Myers	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	5,919,334 (b)	5,919,334
	Termination without Cause	1,560,000	49,023	1,160,931 (c)	2,769,954
	Qualifying Termination Following Change-in-Control	1,560,000	49,023	5,919,334 (b)	7,528,357
Mr. Brodsky	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	3,354,150 (b)	3,354,150
	Termination without Cause	1,505,000	48,356	623,416 (c)	2,176,772
	Qualifying Termination Following Change-in-Control	1,505,000	48,356	3,354,150 (b)	4,907,506
_______________
(a)Represents 18 months of reimbursement for continued health plan coverage in accordance with COBRA if elected by the executive officer.
(b)Upon a change-in-control, death or disability, all grants made under our 2006 Equity and Incentive Plan, as amended and restated, fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved at target whether or not the executive’s employment is terminated. Equity acceleration value is calculated using the closing price of our common stock on the New York Stock Exchange on December 31, 2020, of $44.86.

(c)For termination without cause, amount included for PSUs represents the number of shares that may be earned at threshold performance based on performance through December 31, 2020 and using the closing price of our common stock on the New York Stock Exchange on December 31, 2020, of $44.86. Any payout of PSUs upon a termination without cause is subject to actual achievement against performance targets and will occur when vesting occurs for other participants.

Accrued Pay. The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Deferred Compensation. The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table.

Covered Terminations. The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the named executive officers’ employment agreement or employment letter and our 2006 Equity and Incentive Plan.
•Subject to the terms of the executive’s agreement or employment letter, a termination of an executive officer is generally for cause if it is for any of the following reasons: the executive’s willful failure to substantially perform his duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive’s gross negligence in the performance of his duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.
•Under the employment agreements of Mr. Brown and Mr. Hug, a constructive discharge means the occurrence of any material breach by us of the terms of the executive’s employment agreement; any material reduction in base salary or target award opportunity under our annual incentive plan; any material diminution in the executive’s authority, duties or responsibilities; a required relocation of over fifty miles; or our decision not to offer to renew his employment agreement on substantially similar terms prior to the end of the executive’s period of employment (as may be extended from time to time).
•A without cause termination occurs if the executive’s employment is terminated other than due to death, disability or termination for cause.

Acceleration of Equity Awards. Upon a change-in-control as defined in our 2006 Equity and Incentive Plan, grants made to all eligible employees, including the named executive officers, under the plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved at target. Under the individual agreements for awards, all awards fully vest on the death or disability of the named executive officer with performance contingent awards vesting at target. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.

Under our 2006 Equity and Incentive Plan, as amended and restated, a change-in-control generally means any person or persons (other than us, any fiduciary holding securities under a company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Travel + Leisure or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the Company or at least 40 percent of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity’s board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.

Payments Upon Change-in-Control Alone. For our named executive officers, severance payments in connection with a change-in-control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change-in-control as a constructive discharge, as applicable, or termination without cause. Grants made under our 2006 Equity and Incentive Plan fully vest on a change-in-control whether or not the executive’s employment is terminated.

2020 Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For purposes of determining our pay ratio for 2020, the median of the annual total compensation of all employees of our Company (other than our CEO) was $40,315 and the annual total compensation of our CEO was $12,944,125. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2020 was 321 to 1. This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.

For 2020 we have re-identified the median employee. As a result of the COVID-19 pandemic's impact on our operations, including the temporary closure of all of our resorts, we placed many of our resort, sales and corporate team members on furlough for portions of the 2020 calendar year. We included these furloughed employees for purposes of our calculations. We also restructured our business operations, including conducting significant reductions in force which had a material impact on our employee headcount. To identify the median of the annual total compensation of all our employees, we used the following methodology:

•We determined that, as of December 31, 2020, our employee population, including our full-time, part-time and temporary employees, consisted of approximately 15,483 individuals (excluding our CEO), with 11,995 of these individuals located in the U.S. and 3,488 located outside of the U.S. Under SEC rules which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded a total of 7441 non-U.S. employees from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 14,739 employees, including 11,995 U.S. employees and 2,744 non-U.S. employees.
•To identify the median employee, we compared the amount of annual base salary, overtime, cash incentive awards and bonus compensation for each employee in the designated employee population. We did not annualize the compensation of any of our employees, including those on furlough for portions of the calendar year. This compensation measure was consistently applied to all such employees.

Once we identified our median employee, we combined all of the elements of such employee's compensation for 2020 in accordance with the reporting requirements used for the Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans, resulting in the annual total compensation amount reported above. With respect to the annual total compensation of our CEO, we used the amount reported in the Total column in the 2020 Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans.2
___________________________________________________________________________________________
1.We excluded the following number of employees from each of each of the following countries: 1 from Italy, 2 from Turkey; 2 from Columbia; 3 from Argentina; 5 from Spain; 7 from Greece, 8 from Egypt; 9 from Finland; 16 from Brazil; 17 from Portugal; 21 from China; 22 from Indonesia; 45 from New Zealand; 50 from Thailand; 78 from South Africa; 88 from Singapore; 90 from Ireland; 114 from India; and 166 from Japan.
2.As permitted by SEC rules, the amount attributable to these health benefits ($16,533) is not included in our CEO's total compensation reported above in the 2020 Summary Compensation Table.

Related Party Transactions
In May 2018, the Company entered into an Aircraft Timesharing Agreement with a limited liability company affiliated with Mr. Holmes (Holmes LLC) pursuant to which Holmes LLC granted us the right to use the aircraft that it owns on a timesharing basis in accordance with, and subject to the reimbursement of certain operating costs and expenses as provided in, the federal aviation regulations. We paid operating costs and expenses under this timesharing agreement of $98,342 in 2020. Holmes LLC is solely responsible for the physical and technical operation of the aircraft, aircraft maintenance and the cost of maintaining aircraft liability insurance, as provided in the federal aviation regulations.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our shareholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation (Say-on-Pay Vote). We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2020 compensation of our named executive officers.

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.

Executive Compensation Program
Total Compensation Strategy. As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:
•support a high-performance environment by linking compensation with performance for the benefit of shareholders;
•attract, retain and motivate key executives who are crucial to our long-term success;
•provide our executives with market competitive compensation consistent with comparable companies; and
•support a long-term focus for our executives that aligns with shareholder interests.

Key Compensation Actions for 2020. As discussed in more detail below, during early March 2020, the Committee made a number of determinations for the 2020 executive compensation program before the COVID-19 pandemic severely impacted our industry and our operations. These determinations are aligned with our Total Compensation Strategy and shareholder feedback. In 2019 our executive compensation program was approved by more than 92% of votes cast for our Say-on-Pay vote and outreach further confirmed support. Consistent with our ongoing practice, during 2019, members of management reached out to our 10 largest shareholders, representing approximately 54% of our total outstanding shares. In early 2020 the Committee believed our executive compensation program was well structured to incentivize executives and to align their interests with our shareholders. At our 2020 annual meeting, our executive compensation program again received a high level of support with more than 94% of votes cast for our program. Our 2020 compensation actions are highlighted below and also described in further detail in this Compensation Discussion and Analysis. However, in light of the COVID-19 pandemic and its impact on our business operations, the Committee took a number of additional compensation actions during 2020, also described below.

•2020 Annual Incentive Program: To drive greater alignment between strategic priorities and incentive compensation, the Committee introduced a strategic goal component into the 2020 annual incentive program for the CEO and his senior leadership team. Achievement of one or more strategic priorities would determine 10% of their annual bonus opportunity. The minimum threshold for our profitability-based metric under the program, adjusted EBITDA, had to be met in order for achievement against the strategic goal component to be earned and paid.
•Performance Stock Unit (PSU) Awards: On March 4, 2020, aligned with our compensation strategy and the executive compensation program introduced in 2019, the Committee approved PSU Awards for our named executive officers and other members of senior leadership. Each of our named executive officers was granted PSUs to be earned based on achievement of cumulative adjusted earnings per share (EPS) performance targets measured over a three-year performance period. For PSUs granted to our CEO and our CFO, PSU awards incorporate a performance metric based on average Return on Invested Capital (ROIC) measured over the three-year performance period. The three-year targets for cumulative adjusted EPS and average ROIC are set to generally align with our strategic growth plan. No adjustments have been made to the pre-pandemic financial targets set for these awards.
•2020 CEO At-Risk Pay Mix: On March 4, 2020, the Committee approved an annual target total direct compensation package for our CEO consisting of the following ongoing elements: base salary (12%), target annual cash incentive award (18%) and target long-term incentive award (70%). His annual target long-term incentive awards include a mix of 60% PSUs, 25% non-qualified stock options and 15% time-vesting RSUs. Of our CEO's regular annual target total direct compensation, 88% is variable and at-risk in the form of annual cash incentive and long-term incentive awards and 60% is contingent upon performance metrics in the form of annual cash incentive and PSUs.
•One-time CEO Equity Award Determined Before COVID-19: On March 4, 2020, before the COVID-19 pandemic severely impacted our operations and separate from his 2020 target annual long-term incentive plan (LTIP) award, the Committee approved a one-time stock-based long-term incentive grant for Mr. Brown. The Committee determined this was an appropriate action to secure Mr. Brown's strong leadership during a period of significant expansion for the Company. After reviewing Mr. Brown's pay and CEO pay for our peers along with the support of the Committee's independent consultant, Mr. Brown was awarded equity with a $5 million grant date fair value consisting of 50% time-based RSUs cliff vesting in three years (originally at five years) to align with vesting of one-time awards made in May to the broader management team, and 50% non-qualified stock options cliff vesting in five years. The cliff vesting is designed to promote retention, and the award as a whole is designed to further align the interests of our CEO with those of our shareholders, with significant value tied to our stock price and with our CEO recognizing value from the stock option component of the award only if our stock price exceeds the exercise price during the period of exercisability. These awards, along with the regular annual LTIP award, are subject to meaningful stock ownership guidelines. When considering our CEO's target total direct compensation in 2020 plus his one-time equity award, 92% of this compensation is variable and at-risk in the form of annual cash incentive and long-term incentive awards, and a meaningful portion, 39% is contingent upon achievement of performance metrics in the form of annual cash incentive and PSUs.
COVID-19 Related Compensation Actions for 2020. The Compensation Committee took several actions in response to the severe impact of COVID-19 on our industry and our business. Additionally, management took responsive actions with respect to the broader workforce in light of necessary lay-offs and furloughs. The Company continued elected health and welfare benefits for the duration of the furlough period and paid both employer and employee benefit premiums. The Company also offered severance benefits to employees who were laid off as a result of COVID-19.

•CEO Reduction in Base Salary: In light of the uncertainty created by the effects of the COVID-19 pandemic, our CEO elected to forgo his base salary beginning on April 1, 2020. Mr. Brown's base salary was reinstated on May 26, 2020 commensurate with the date that our resorts started reopening.
•One-time Equity Awards to Key Talent (excluding CEO): In mid-May with the impact of the COVID-19 pandemic continuing and projected to extend into 2021, the Committee recognized the need to balance pay-for-performance principles with retention goals in the context of the pandemic and determined that it was critical to keep and motivate key talent through the recovery. The Committee approved one-time time-based RSU awards with three-year cliff vesting to key talent including our executive officers other than the CEO and other key employees. In granting these awards, the Committee took into consideration that we operate in a highly competitive industry with few large publicly traded players and that our major competitors for talent are also in the same geographic area.

•2020 Partial Year Annual Incentive Program: Annual Incentive Plan participation generally covers employees at the level of manager and above, including executive officers, with the goal of emphasizing pay-for-performance alignment at these levels. With the impact of the COVID-19 pandemic continuing, the Committee understood it was not possible to achieve the full year plan for adjusted EBITDA, under the 2020 Annual Incentive Program as originally designed. The Committee determined it was necessary to take action because the program could no longer fulfill its purpose of incentivizing performance in light of the significant and abrupt impact of COVID-19 on our business. The Committee approved a partial year Annual Incentive Plan focused on performance delivery in the period from July to December with a maximum award opportunity for each participant equal to 50% of their full-year target incentive. Doing so realigned the emphasis on achieving revised priorities for the group of leaders who participate in the Annual Incentive Plan during a uniquely challenging period for the Company.

•Suspended Match Under Officer Deferred Compensation Plan: Management determined that suspension of the match under the Officer Deferred Compensation Plan was an appropriate step commensurate with other cost management efforts taken in response to the COVID-19 crisis. Company matching contributions up to 6% of eligible compensation were suspended with effect from July 6, 2020 until December 31, 2020.

Recommendation for Approval
For the reasons discussed above and in our Compensation Discussion and Analysis, the Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee selected Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2021. The Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte as the independent registered public accounting firm (auditor) for 2021. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.

Deloitte served as our auditor for 2020. No relationship exists between Deloitte and us other than the usual relationship between auditor and client. Representatives of Deloitte will be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if such representatives desire to do so.

Disclosure About Fees
The following table presents fees for professional audit services billed or incurred by Deloitte for the integrated audit of our financial statements and internal control over financial reporting for the years ended December 31, 2020 and 2019 as well as fees billed for other services rendered by Deloitte during those periods.

Type of Fees	2020	2019
Audit Fees	$6,936,911	$6,269,018
Audit-Related Fees	$1,542,912	$899,866
Tax Fees	$2,144,214	$4,023,231
All Other Fees	$—	$195,892
Total	$10,624,037	$11,388,007

In accordance with the SEC’s definitions and rules, Audit Fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Form 10-K for 2020 and 2019, review of interim financial statements included in our Form 10-Q for the quarters ended March 31, June 30, and September 30, 2020 and 2019, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence services related to acquisitions and dispositions.

Tax Fees represent $1,194,683 and $1,876,306 for fiscal years 2020 and 2019 respectively, in fees billed for tax advice and tax planning, including due diligence related to dispositions and acquisitions, and $949,531 and $2,146,925 for fiscal years 2020 and 2019 respectively, in fees for tax compliance which may include the preparation of tax returns, tax refund claims and tax payment planning.

All Other Fees represent fees billed for any services not included in the first three categories, including permitted services related to dispositions and conducting operational examinations of property adherence with corporate brand standards, assessments of specific customer experience and consultation on corporate brand standards.

Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.

The Audit Committee discusses with Deloitte the nature of the services being performed as well as considerations with respect to the independence of Deloitte. On a quarterly basis, management and Deloitte report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2020, all of the audit, audit-related, tax and all other fees listed in the table above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Table of Contents                                             Appendix A
FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time we make the statements. Forward-looking statements are any statements other than statements of historical fact including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases forward-looking statements can be identified by the use of words such as “will,” “may,” “expects,” “should,” “believes,” “plans,” “anticipates,” “proposed,” “planned,” “estimates,” “predicts,” “potential,” “continue” or other words of similar meaning. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Factors that might cause such a difference include, but are not limited to, risks associated with our ability to realize the benefits of the Travel + Leisure acquisition from Meredith Corporation; uncertainty with respect to the scope and duration of the novel coronavirus global pandemic (COVID-19) and any resurgences and the pace of recovery; general economic conditions, the performance of the financial and credit markets, the competition in and the economic environment for the leisure travel industry; the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, pandemics (including the coronavirus (COVID-19) pandemic) or threats of pandemics; operating risks associated with the vacation ownership and travel and membership businesses; uncertainties related to acquisitions, dispositions and other strategic transactions, including the spin-off of the hotel business Wyndham Hotels & Resorts, Inc., including any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations, our ability to execute on our strategy, and the timing and amount of future dividends and share repurchases; and those other factors disclosed as risks in our Annual Report on Form 10-K, filed with the SEC on February 24, 2021. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. We undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

A-1

Table of Contents                                                        Appendix B
Non-GAAP Measure: Reconciliation of Net Income/(Loss) to
Adjusted Net Income/(Loss) from Continuing Operations to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Twelve Months Ended December 31,
	2020	EPS	2019	EPS
Net income/(loss) attributable to TNL shareholders	$(255)	$(2.97)	$507	$5.48
(Loss)/gain on disposal of discontinued business, net of income taxes	(2)		18
Net income/(loss) from continuing operations	$(253)	$(2.95)	$489	$5.29
Impairments	57		27
COVID-19 related costs	56		—
Exchange inventory write-off	48		—
Restructuring costs	39		9
Amortization of acquired intangibles (a)	9		9
Legacy items	4		1
Separation and related costs	—		45
Acquisition and divestiture costs	—		1
Gain on sale of business	—		(68)
Taxes (b)	(40)		6
Adjusted net income/(loss) from continuing operations	$(80)	$(0.94)	$520	$5.62
Interest expense	192		162
Depreciation	117		112
Stock-based compensation expense (c)	20		20
Interest income	(7)		(7)
Income taxes/(benefits) on adjusted net income/(loss)	17		185
Adjusted EBITDA	$259		$991

Diluted Shares Outstanding	86.1		92.4

Amounts may not calculate due to rounding. The table above reconciles certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income/(loss) from continuing operations, adjusted EBITDA and adjusted diluted EPS from continuing operations to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures.

(a)    Amortization of acquisition-related intangible assets is excluded from adjusted net income/(loss) from continuing operations and adjusted EBITDA.
(b)    In the twelve months ended December 31, 2020, the amounts represent the tax effect of the adjustments totaling $54 million, partially offset by $9 million of non-cash tax expense associated with COVID-19 related increases to valuation allowances and $5 million of additional tax related to the Company's former rentals businesses. In the twelve months ended December 31, 2019, amount represents $13 million of tax expense related to the separation of the hotel business partially offset by $7 million of net tax effects of the adjustments.
(c)     All stock-based compensation is excluded from adjusted EBITDA.
B-1

Table of Contents                                                        Appendix C
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Adjusted Free Cash Flow from Continuing Operations
(in millions)

	Twelve Months Ended December 31,
	2020	2019

Net cash provided by operating activities from continuing operations	$374	$453
Property and equipment additions	(69)	(108)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(333)	185
Free cash flow from continuing operations	$(28)	$530
Separation and other adjustments (a)	16	87
COVID-19 related adjustments (b)	47	—
Adjusted free cash flow from continuing operations	$35	$617

(a)     Includes cash paid for separation-related activities and transaction costs for acquisitions and divestitures.
(b)     Includes cash paid for COVID-19 expenses factored into the calculation of Adjusted EBITDA.
C-1

Table of Contents                                                        Appendix D
Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
(in millions)

	Twelve Months Ended December 31,
	2020	2019
Net VOI sales	$505	$1,848
Loan loss provision	415	479
Gross VOI sales, net of Fee-for-Service sales	920	2,327
Fee-for-Service sales	47	28
Gross VOI sales	$967	$2,355

D-1

Table of Contents                                                        Appendix E
Non-GAAP Measures: Definitions
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, transaction costs and impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent, such as COVID-19 related costs. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Adjusted Free Cash Flow from Continuing Operations: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19.

Adjusted net income/(loss) from continuing operations: A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations adjusted to exclude separation and restructuring costs, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments.

Adjusted diluted earnings/(loss) per share: A non-GAAP measure, defined by the Company as Adjusted net income/(loss) from continuing operations divided by the diluted weighted average number of common shares.

Free Cash Flow from Continuing Operations (FCF): A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. The Company believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measures of net cash provided by operating activities as a means for evaluating Travel + Leisure is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
E-1

TRAVEL+
LEISURE

TRAVEL + LEISURE CO.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717-0718

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting **- Go to www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 12, 2021 for shares held directly and by 11:59 p.m. ET on May 10, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNL2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 12, 2021 for shares held directly and by 11:59 p.m. ET on May 10, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41131-P52749

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRAVEL + LEISURE CO.

The Board of Directors recommends you vote FOR the election of each of the Director nominees:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. **Nominees:**

01) Louise F. Brady
02) Michael D. Brown
03) James E. Buckman
04) George Herrera
05) Stephen P. Holmes
06) Denny Marie Post
07) Ronald L. Rickles
08) Michael H. Wargotz

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2.	A non-binding, advisory resolution to approve our executive compensation program.	☐	☐	☐
3.	A proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2021.	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

D41132-P52749

TRAVEL + LEISURE CO.
Annual Meeting of Shareholders
May 13, 2021 1:30 PM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael D. Brown and James Savina, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Travel + Leisure Co. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Travel + Leisure Co. to be held May 13, 2021, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Voting Instructions for the Company's Employee Savings Plan:
When casting your vote, you are directing the trustees of the Company's Employee Savings Plan (the "Plan") to vote the Travel + Leisure Co. shares credited to the account under the Plan as of the Record Date of March 22, 2021, in accordance with your instructions and in accordance with the judgment of the trustees upon such other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, you are also affecting the way the trustees will vote shares held in the Plan as of the Record Date of March 22, 2021 that have not been voted by other participants. The trustees will vote these shares in the same proportion as those shares for which timely voting instructions are received.

This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse side.

Continued and to be signed on reverse side